Exhibit 10.1

Private & Confidential	EXECUTION VERSION
Dated 30 January 2015

FROSAITOMI FINANCE LTD.
as Existing Borrower

ROYAL CARIBBEAN CRUISES LTD.
as New Borrower

CITIBANK INTERNATIONAL LIMITED
as Facility Agent

CITICORP TRUSTEE COMPANY LIMITED
as Security Trustee

CITIBANK N.A., LONDON BRANCH
as ECA Agent

BANCO SANTANDER, S.A., CITIBANK N.A., LONDON BRANCH, HSBC FRANCE, SOCIÉTÉ GÉNÉRALE AND SUMITOMO MITSUI BANKING CORPORATION EUROPE LIMITED,
THE BANK OF TOKYO-MITSUBISHI UJF, LTD. AND SKANDINAVISKA ENSKILDA BANKEN AB (PUBL)
as Mandated Lead Arrangers

AND

THE BANKS AND FINANCIAL INSTITUTIONS LISTED IN SCHEDULE 1
as Original Lenders

NOVATION AGREEMENT relating to a secured credit facility agreement for Hull No. B34 at STX France S.A.

NORTON ROSE FULBRIGHT

Contents

Clause		Page
1	Definitions	1
2	Consent and agreement of the Finance Parties	3
3	Assumption of liability and obligations	3
4	Amendment and restatement of Principal Agreement	5
5	Loan currency, Additional Advances and undrawn Commitments under the Principal Agreement	5
6	Conditions	9
7	Election of floating or fixed rate	9
8	Representations and warranties	10
9	Covenants	10
10	Commitment and cancellation by the New Borrower	11
11	Satisfaction of Receivable, releases and Coface Insurance Policy	12
12	Assignment and transfers	13
13	Miscellaneous and notices	13
14	Governing law and jurisdiction	14
Schedule 1 The Original Lenders		16
Schedule 2 Conditions precedent		20
Schedule 3 Form of Novated Credit Agreement		22

THIS NOVATION AGREEMENT is dated 30 January 2015 and made BETWEEN:

(1)	FROSAITOMI FINANCE LTD. as transferor (the Existing Borrower);

(2)	ROYAL CARIBBEAN CRUISES LTD. as transferee (the New Borrower);

(3)	CITIBANK INTERNATIONAL LIMITED as facility agent for the other Finance Parties (the Facility Agent);

(4)	CITICORP TRUSTEE COMPANY LIMITED as security trustee for the other Finance Parties (the Security Trustee);

(5)	CITIBANK N.A., LONDON BRANCH as ECA agent (the ECA Agent);

(6)
BANCO SANTANDER, S.A., CITIBANK N.A., LONDON BRANCH, HSBC FRANCE, SOCIÉTÉ GÉNÉRALE, SUMITOMO MITSUI BANKING CORPORATION EUROPE LIMITED, THE BANK OF TOKYO-MITSUBISHI UJF, LTD. and SKANDINAVISKA ENSKILDA BANKEN AB (PUBL) as Mandated Lead Arrangers; and

(7)	THE BANKS AND FINANCIAL INSTITUTIONS listed in Schedule 1 as Original Lenders.

WHEREAS:

(A)
By a facility agreement dated on or about the date of this Agreement (the Principal Agreement) and made between (1) the Existing Borrower as borrower, (2) the banks and financial institutions named therein as original lenders (the Lenders), (3) the Mandated Lead Arrangers as mandated lead arrangers, (4) the Facility Agent as facility agent, (5) the Security Trustee as security trustee and (6) the ECA Agent as ECA agent, the Lenders have agreed to make available a loan of up to €806,088,043 to the Existing Borrower in connection with the purchase by the Existing Borrower of the Receivable from the Seller pursuant to the Receivable Purchase Agreement.

(B)
It is intended that on the Actual Delivery Date, and subject to the delivery of the Vessel to, and acceptance of the Vessel by, the New Borrower under the Building Contract and by way of satisfying the obligation of the New Borrower to pay the Receivable to the Existing Borrower (as purchaser of the Receivable from the Seller pursuant to the Receivable Purchase Agreement), all of the rights and obligations of the Existing Borrower in respect of the Principal Agreement shall be transferred by novation by the Existing Borrower to the New Borrower.

(C)
The parties have also agreed that on the date of the novation contemplated in Recital (B) the Novated Loan Balance at such date shall be converted into Dollars, certain additional advances shall be made to the New Borrower and the Principal Agreement shall be amended and restated (in the form of the Novated Credit Agreement) pursuant to the terms of this Agreement.

(D)
This Agreement sets out the terms and conditions upon which (i) the parties hereto shall agree to such novation, amendment and restatement of the Principal Agreement and (ii) the Lenders shall agree to make additional advances to the New Borrower.

NOW IT IS HEREBY AGREED as follows:

1	Definitions

1.1	Definitions

Words and expressions defined in the Principal Agreement shall have the same meaning when used in this Agreement, except insofar as the context otherwise requires or as otherwise defined in this Agreement:

Additional Advances has the meaning given to it in clause 5.2.

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Change Orders has the meaning given to it in the Receivable Purchase Agreement.

Coface Premium has the meaning given to it in the Novated Credit Agreement.

Dollars has the meaning given to it in the Novated Credit Agreement.

Initial Effective Date has the meaning given to it in the Receivable Purchase Agreement.

Maximum Loan Amount has the meaning given to it in the Novated Credit Agreement.

Mortgage means the first ranking ship construction mortgage over the Vessel granted or, as the case may be, to be granted by the New Borrower in favour of the Security Trustee and certain other parties in the form scheduled to the Buyer Consent Agreement.

Non-Yard Costs has the meaning given to it in the Novated Credit Agreement.

Novated Credit Agreement means the Principal Agreement as novated, amended and restated by this Agreement.

Novated Loan Balance means, subject to the approval of the New Borrower pursuant to clause 3.5, the outstanding principal amount of the Loan owing by the Existing Borrower on the Novation Effective Date (and reflecting the amount of any Advances drawndown or deemed drawndown by the Existing Borrower in accordance with the terms of the Principal Agreement on such date but excluding any Unsecured Advances) up to the amount not exceeding the lower of:

(a)	the amount of the Final Payment after any deductions permitted under the Buyer Consent Agreement;

(b)	€806,088,043; and

(c)	the amount referred to in clause 2.1(c) of the Principal Agreement.

Novation Effective Date means, when the Novation Effective Time has occurred, the date on which the Novation Effective Time so occurs.

Novation Effective Time means the time at which the Vessel is delivered to, and accepted by, the New Borrower (as buyer) under the Building Contract (as evidenced by the protocol of delivery and acceptance for the Vessel), save that the “Novation Effective Time” shall not occur hereunder unless:

(a)	the Facility Agent has notified the parties in writing that it has received all of the documents and other evidence referred to in clause 6; and

(b)	such time falls before the Back Stop Date (as defined in the Receivable Purchase Agreement and subject to clause 10.2).

NYC Applicable Rate means the USD-to-EUR rate used by the New Borrower to convert the relevant Dollar amount of the Non-Yard Costs into euro for the purpose of the Seller invoicing the same to the New Borrower in euro in accordance with the Building Contract.

Signing Date means the date of this Agreement.

Spot Rate of Exchange means, for the purposes of determining an equivalent amount in euros of Dollars on any relevant date, the ECB FX Rate EUR/USD (published on the basis of the 1.15pm FX rate) two Banking Days before that date.

Unsecured Advances has the meaning give to it in the Buyer Consent Agreement.

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US Dollar Equivalent has the meaning given to it in the Novated Credit Agreement.

Weighted Average Rate of Exchange means the weighted average rate of exchange that the New Borrower has agreed, either in the spot or forward currency markets, to pay its counterparties for the purchase of the relevant amounts of euro with Dollars for the payment of the euro amount of the Contract Price (including the portion thereof comprising the Change Orders and the Non-Yard Costs) and including in such weighted average calculation (a) the NYC Applicable Rate in relation to the portion of the Contract Price comprising the Non-Yard Costs and (b) the spot rates for any other euro amounts that have not been hedged by the New Borrower.

1.2	Headings

Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Agreement.

1.3	Construction

Clause 1.4 of the Principal Agreement shall apply to this Agreement as if set out herein.

1.4	References to Novated Credit Agreement

Unless a contrary indication appears, any reference in this Agreement to a term defined in, or an article or section of, or an exhibit to, the Novated Credit Agreement, shall refer to such term defined in, or article or section of, or exhibit to, the agreement set out in Schedule 3 notwithstanding that such agreement is not yet effective, it being agreed that articles and sections of the Novated Credit Agreement, where so incorporated into, or which are to apply for the purpose of, this Agreement, shall be effective and apply under this Agreement notwithstanding that for the purpose of the Novated Credit Agreement they shall only apply from the Novation Effective Time.

1.5	References to Security Trustee and Finance Parties

It is agreed that as the Security Trustee will not be a party to the Novated Credit Agreement and accordingly have no responsibilities thereunder, the Security Trustee is a party to this Agreement for the purpose of approving the novation and allowing the Novation Effective Date to occur but it shall have no responsibilities in respect of the Novated Credit Agreement or have rights or obligations under this Agreement in respect of the Novated Credit Agreement.  Accordingly, references to parties or the Finance Parties in clauses 3.2, 5.3, 5.4, 5.5 and 8.3 shall not include the Security Trustee.

2	Consent and agreement of the Finance Parties

Subject to the other provisions of this Agreement and upon reliance of each of the representations and warranties in clause 8, the Facility Agent, the Security Trustee, the ECA Agent, the Mandated Lead Arrangers, the Arrangers and the Lenders agree with the Existing Borrower and the New Borrower on the Novation Effective Date (and at the Novation Effective Time), that they consent to the novation, amendment and restatement of the Principal Agreement on the terms set out in clauses 3 and 4 and to the conversion of the currency of the Loan and to the making of the Additional Advances in accordance with clause 5.

3	Assumption of liability and obligations

3.1	Substitution

It is hereby agreed that, as and with effect from the Novation Effective Time:

(a)	the New Borrower shall be, and is hereby made, a party to the Principal Agreement in substitution for the Existing Borrower; and

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(b)	the Principal Agreement shall be amended and restated as set out in clause 4.

3.2	Assumption of liability

The New Borrower hereby agrees with the Finance Parties that, as and with effect from the Novation Effective Time, it shall be indebted to the Finance Parties for the full amount of the Novated Loan Balance and, when drawn pursuant to clause 5.2 (and as adjusted pursuant to clause 5.3), the Additional Advances and the New Borrower further agrees that from the Novation Effective Time it shall duly and punctually perform all the liabilities and obligations to be performed or discharged in respect of the Novated Loan Balance under the Novated Credit Agreement and shall be bound by the terms of the Novated Credit Agreement from the Novation Effective Time as the “Borrower” thereunder.

3.3	Release

The Existing Borrower and the Finance Parties hereby agree that, as and with effect from the Novation Effective Time, they shall each mutually release and discharge each other from all liabilities, obligations, claims and demands whatsoever under or touching or concerning the Principal Agreement and in respect of anything done or omitted to be done under or in connection therewith except that if at the Novation Effective Time there are any outstanding liabilities of the Existing Borrower under the Principal Agreement which are the subject of an indemnity claim against the Seller pursuant to clause 7 of the Receivable Purchase Agreement, to prevent the Finance Parties losing the ability to recover those claims against the Seller, such liabilities shall be preserved against the Existing Borrower until such claims are satisfied.

3.4	No liability

The Finance Parties hereby confirm to the New Borrower, that except for the obligations in respect of the Novated Loan Balance which are, with effect from the Novation Effective Time, to be assumed by the New Borrower pursuant to clause 3.2, the New Borrower shall have no liability, and the Finance Parties shall have no recourse whatsoever to the New Borrower or any of its assets, in respect of any liabilities, obligations, claims and demands whatsoever under or touching or concerning the Principal Agreement or in respect of anything done or omitted to be done under or in connection therewith.

3.5	Novated Loan Balance

The Facility Agent agrees that:

(a)	following each Drawdown Date (and at any other time upon reasonable request), it will provide the New Borrower with an update in relation to the amount of the outstanding Loan;

(b)
not less than ten Banking Days prior to the anticipated Actual Delivery Date, it will consult with the New Borrower regarding the anticipated amount of the Novated Loan Balance as at the anticipated Novation Effective Time to enable the New Borrower to confirm and verify this amount (having regard to paragraphs (a) and (b) of the definition of Novated Loan Balance) and satisfy itself that it is an amount which reflects the expected drawdown of the Loan during the period prior to the Actual Delivery Date and that the same does not include any Unsecured Advances. The New Borrower shall promptly confirm its acceptance of the amount or, if applicable, raise any questions as to the calculation of this amount with the Facility Agent so that the amount can be approved prior to the Novation Effective Time; and

(c)	as part of the process of agreeing the Novated Loan Balance it will participate in the preparation of the delivery funds flow agreement referred to in clause 13.6 of the Buyer Consent Agreement.

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3.6	Prepayment in respect of overpaid Purchase Price

If at the Novation Effective Time the Seller has become liable to make a refund of the Purchase Price pursuant to clause 2.5 of the Receivable Purchase Agreement and has not made payment of that refund such that a partial prepayment of the Loan in an amount equal to that refund (the Refund Prepayment Amount) has not been made, the New Borrower shall prepay an amount of the Novated Loan Balance corresponding to that Refund Prepayment Amount on the Novation Effective Date, such prepayment to be without premium, penalty or breakage costs, and shall be by way of a regularly scheduled required prepayment (and not a requirement to make payment prior to the scheduled maturity thereof).

Where any such prepayment is required by the New Borrower pursuant to this clause 3.6:

(a)
the relevant amount of such prepayment may, if requested by the New Borrower, be deducted from the amount of the Additional Advances to be made available to the New Borrower on the Novation Effective Date and, where the New Borrower has requested that the prepayment required under this clause 3.6 be deducted from the Additional Advances, an actual payment shall only be required by the New Borrower if the prepayment amount exceeds the aggregate amount of the Additional Advances to be advanced to the New Borrower; and

(b)	the New Borrower shall be entitled to exercise its rights under clause 13.2(b) of the Buyer Consent Agreement.

It is agreed that the liability of the New Borrower in respect of the Refund Prepayment Amount under this clause shall not exceed the amounts referred to in clause 13.2(a) of the Buyer Consent Agreement.

3.7	Notification of set-off

Where clause 7.5 (Set-off for unpaid amounts) of the Receivable Purchase Agreement applies and an amount is to be deducted from the Payment Amount due to the Seller in relation to any amount due and owing by the Seller to the Existing Borrower or the Finance Parties under the Transaction Documents which remains unpaid at the Drawdown Date for an Advance (an unpaid amount) and that unpaid amount will consequently be retained from the relevant Advance under clause 2.2(d) of the Principal Agreement, the Facility Agent shall notify the New Borrower before the relevant Drawdown Date of the unpaid amount (together with reasonable details of the type, amount and the manner in which such amount, and all components thereof, have been calculated).

4	Amendment and restatement of Principal Agreement

The Principal Agreement shall, with effect on and from the Novation Effective Time, be (and it is hereby) amended and restated so as to read in accordance with the form of the Novated Credit Agreement set out in Schedule 3 and (as so amended and restated) will be binding upon each of the parties thereto in accordance with its terms as so amended and restated.

5	Loan currency, Additional Advances and undrawn Commitments under the Principal Agreement

5.1	Currency conversion

On the Novation Effective Date the Additional Advances to be drawndown by the New Borrower on the Novation Effective Date shall be made available in Dollars in accordance with the following provisions of this clause 5 and the Novated Credit Agreement and thereafter the Novated Loan Balance shall be converted from euro to Dollars by reference to the US Dollar Equivalent (as defined in the Novated Credit Agreement) of such amount.

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5.2	Additional Advances

Subject to the terms and conditions of this Agreement, on the Novation Effective Date, the New Borrower shall be entitled to borrow further advances (the Additional Advances) in Dollars in respect of the following amounts:

(a)	an amount of up to 80% of the incurred Non-Yard Costs;

(b)
an amount of up to 80% of the Change Orders paid or to be paid by the New Borrower under the Building Contract and in a maximum amount of up to 3% of the Basic Contract Price (as defined in the Building Contract) and which have not been taken into account in the calculation of the Purchase Price; and

(c)
an amount equal to 100% of the Coface Premium as calculated in accordance with Section 11.13.1(b) of the Novated Credit Agreement as at the Novation Effective Time, which amount shall be divided into two parts:

(i)	the amount payable by the New Borrower to Coface in respect of such part of the Coface Premium which remains payable to Coface at the Novation Effective Date; and

(ii)
the balance, which shall, subject to the New Borrower’s set-off rights referred to in clause 13.3 of the Buyer Consent Agreement, be payable by the New Borrower to the Seller in reimbursement of the amounts which have been deducted from the Payment Amounts in respect of the Coface Premium pursuant to the Receivable Purchase Agreement, provided however that the aggregate amount of the Additional Advances (as adjusted, where relevant, under clause 5.3), when added to the Novated Loan Balance (or, if different and to the extent applicable, the aggregate of any amounts advanced in respect of the Facility (and not of the Additional Advances) in the manner contemplated by clause 5.4), shall not exceed the Maximum Loan Amount.

The Weighted Average Rate of Exchange shall be used to calculate the Dollar amount of the Additional Advances referred to in clauses 5.2(a) and 5.2(b) and the Spot Rate of Exchange shall be used to calculate the Dollar amount of the Additional Advance referred to in clause 5.2(c).

The Additional Advance referred to in clause 5.2(c)(i) shall be paid directly to Coface in the manner described in Section 2.3(d) of the Novated Credit Agreement.

5.3	Adjustment of Additional Advances

On the Novation Effective Date, the parties hereby agree that the aggregate amount of the Additional Advances (other than the amount referred to in clause 5.2(c)(i)) shall be adjusted, as applicable, by a Dollar amount (the Adjustment Amount) equal to the product of:

(a)	the difference obtained by subtracting the Spot Rate of Exchange on the Actual Delivery Date from the Weighted Average Rate of Exchange; and

(b)	the Novated Loan Balance.

If the Adjustment Amount is a positive number, the aggregate amount of the Additional Advances to be drawn in Dollars shall be increased by such Adjustment Amount.

Conversely, if the Adjustment Amount is a negative number, the aggregate amount of the Additional Advances to be drawn in Dollars shall be decreased by such Adjustment Amount, provided however, if such Adjustment Amount exceeds the amount of the Additional Advances that would have been advanced in Dollars but for the operation of this clause (and subject to any agreement reached to the contrary in the delivery funds flow agreement referred to in

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clause 3.5(c)), no Dollar Additional Advances will be made and the New Borrower shall prepay (in Dollars) an amount of the Novated Loan Balance corresponding to that excess amount on the Novation Effective Date, such prepayment to be without premium, penalty or breakage costs, and shall be by way of a regularly scheduled required prepayment (and not a requirement to make payment prior to the scheduled maturity thereof).

5.4	Undrawn Commitments under the Principal Agreement

In the event that either:

(a)	the Existing Borrower has not drawn the full amount of the Total Commitments under the Principal Agreement at the Novation Effective Date; or

(b)
the Total Commitments under the Principal Agreement have been cancelled or reduced before the Novation Effective Date and this is not as a result of a cancellation of the Building Contract by the Seller due to a Buyer Specified Event; or

(c)	it is not possible for the Facility to be made available to the Existing Borrower to the satisfaction of the Seller and the New Borrower,

the Finance Parties agree that if the Vessel continues to be constructed by the Seller in France and the Coface Insurance Policy continues to be maintained (or, if applicable, reinstated or reissued) then, if required by the New Borrower, the Facility will continue to be available to the New Borrower and the amount of the Facility shall be the amount that it would otherwise have been but for the occurrence of the events referred to in (a) to (c) above and such Facility shall include, without limitation, amounts to finance or refinance any reasonable completion expenses (the Completion Expenses) incurred by the New Borrower in completing the Vessel (of the type contemplated by Article XI 5 of the Building Contract and, where applicable, up to the amount of such Completion Expenses agreed pursuant to clause 10.2 of the Buyer Consent Agreement).

If this clause applies and the New Borrower exercises its rights to continue to have the Facility made available to it on the Actual Delivery Date or (with the prior consent of Coface, not to be unreasonably withheld and having regard to the provisions relating to Coface below) before the Actual Delivery Date this will either be through a novation, amendment and restatement of the Principal Agreement in the manner contemplated by clauses 3 and 4 or through the execution of a new credit agreement based substantially on the terms of the Novated Credit Agreement, but in each case updated to the extent necessary to reflect the additional amounts which would need to be made available thereunder in addition to the Additional Advances and, when applicable, in respect of the Completion Expenses, to allow the New Borrower to draw and/or assume by way of novation an amount in aggregate up to the Maximum Loan Amount and to reflect any agreed changes related to the New Borrower’s hedging arrangements in respect of the Contract Price. In these circumstances the Finance Parties and the New Borrower shall, in good faith, agree such changes to this Agreement and/or the Novated Credit Agreement or agree and thereafter enter into a new credit agreement of the type referred to above, so as to place the New Borrower in all material respects the same position it would have been had the Facility been fully available during the pre-delivery period in the manner set out in the Transaction Documents.

Where this clause applies, the amount of the Facility available to the New Borrower shall not exceed the Maximum Loan Amount and the amount of the indebtedness of the Existing Borrower under the Principal Agreement which the New Borrower may be required to assume by way of novation shall not exceed an amount equal to the Novated Loan Balance at the relevant time.

It is acknowledged that Coface have confirmed that they will agree to continue, reinstate or reissue the Coface cover in circumstances where this clause applies and the New Borrower is to draw the Facility on the Actual Delivery Date.  Formal consent of Coface will be required in relation to (i) any availability of the Facility to the New Borrower before the Actual Delivery Date and (ii) the arrangements and the terms of any new or novated facility agreement, such consent

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not to be unreasonably withheld.  The New Borrower and the Finance Parties agree to co-operate in good faith and use reasonable efforts to procure such consent.

In addition, where this clause applies, the New Borrower agrees that:

(i)
the amounts payable to the Lenders in respect of arrangement fees in respect of the Facility (as set out in the relevant Fee Letter attached to any Fee Letter signed by the New Borrower) and the Coface Premium payable to Coface, shall continue to be payable in full and the New Borrower shall be required, where it does not currently have responsibility for the full payment of all those amounts, to assume responsibility for the payment of such amounts (it being acknowledged that the New Borrower shall not have any responsibility for payment of amounts of Coface Premium already paid to Coface pursuant to the Receivable Purchase Agreement where these amounts have not been (or will not be) refunded due to the cancellation of the Facility); and

(ii)
it shall be liable to pay commitment fees on the basis set out in Section 3.4 (Commitment Fees) of the Novated Credit Agreement (but without double counting in relation to any amounts due under clause 10.1).

The Finance Parties agree that this clause 5.4 shall apply notwithstanding that the Initial Effective Date may not occur.

5.5	Borrowing procedure for Additional Advances

The New Borrower and the Finance Parties agree that the procedures set out in Article II (Commitments and borrowing procedures) of the Novated Credit Agreement shall apply in relation to the borrowing of the Additional Advances and, if applicable (and subject to any agreed amendments arising pursuant to clause 5.4), any amounts under clause 5.4.

5.6	Notification of New Borrower’s hedging arrangements

(a)
In connection with the calculation of the Weighted Average Rate of Exchange, the New Borrower agrees to provide the Facility Agent with the information referred to in this clause 5.6. The New Borrower and the Facility Agent agree to have an initial discussion in relation to the calculation by no later than the date falling 60 days before the anticipated Actual Delivery Date and thereafter, following the invoicing of the Non-Yard Costs to the Builder (on or about the date falling 30 days before the anticipated Actual Delivery Date), the New Borrower and the Facility Agent will further discuss the calculation of the Weighted Average Rate of Exchange being the period up to the Novation Effective Time.

(b)
The New Borrower shall deliver to the Facility Agent (who shall promptly forward the same to the Lenders and Coface), on a quarterly basis, a schedule of the Weighted Average Rate, accompanied by copies of confirmations or screen shots evidencing the entry into, termination or modification of any trades or fixings effected during such quarter under any agreements entered into by the New Borrower from time to time in spot or forward currency markets for the purchase of euros with Dollars in order to pay the Contract Price or fix the NYC Applicable Rate.

(c)
Notwithstanding paragraph (b) above, on or between the tenth and second Banking Days prior to the date on which the New Borrower intends to deliver the Loan Request (as defined in the Novated Credit Agreement) to the Facility Agent, the New Borrower shall deliver to the Facility Agent (who shall promptly forward the same to the Lenders and Coface) the New Borrower's preliminary written calculation in reasonable detail of the Weighted Average Rate of Exchange (to the extent not previously provided) and the New Borrower shall also provide copies or other evidence of such currency hedges as the Facility Agent may reasonably require.

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6	Conditions

6.1	Documents and evidence

The agreement of the Finance Parties referred to in clause 2 and the obligation of the Lenders to contribute to any advances in respect of the Facility to be made in accordance with this Agreement shall be subject to the condition that:

(a)
by no later than the Signing Date, the Facility Agent, or its duly authorised representative, shall have received the documents and evidence specified in Part 1 of Schedule 2 in form and substance satisfactory to the Facility Agent (acting on the instructions of the Lenders and Coface);

(b)
by no later than the Initial Effective Date, the Facility Agent, or its duly authorised representative, shall have received the documents and evidence specified in Part 2 of Schedule 2 in form and substance satisfactory to the Facility Agent (acting on the instructions of the Lenders and Coface); and

(c)
by no later than the Novation Effective Time, the Facility Agent, or its duly authorised representative, shall have received each of the documents and evidence set out in section 5.1 of the Novated Credit Agreement and confirmation in writing from the New Borrower to the Facility Agent that it will take delivery of the Vessel under the Building Contract and the actual date on which delivery shall occur, which confirmation shall be given immediately prior to the occurrence of the Novation Effective Time.

6.2	General conditions precedent

The agreement of the Finance Parties referred to in clause 2 and the obligation of each Lender to contribute to any advances in respect of the Facility to be made under this Agreement shall be subject to the further conditions that on the Novation Effective Date:

(a)
the representations and warranties of the New Borrower contained in clause 8 are true and correct in all material respects (except for such representations and warranties that are qualified by materiality or non-existence of a material adverse effect which shall be accurate in all respects) on and as of each such time as if each was made with respect to the facts and circumstances existing at such time; and

(b)
no Event of Default and no Prepayment Event (each as defined in the Novated Credit Agreement) shall have occurred and be continuing or would result from the novation of the Principal Agreement or the making of the Additional Advances pursuant to this Agreement.

6.3	Waiver of conditions precedent

The conditions specified in this clause 6 are inserted solely for the benefit of the Lenders and may be waived on their behalf in whole or in part and with or without conditions by the Facility Agent acting on the instructions of the Majority Lenders and Coface.

6.4	Confirmation of conditions precedent

Once the conditions set out in this clause 6 have been satisfied (or waived) as provided above, the Facility Agent shall confirm the same by written notice to the other parties to this Agreement.

7	Election of floating or fixed rate

The New Borrower shall exercise its rights under Section 3.3.2 (Election of Floating or Fixed Rate) of the Novated Credit Agreement by serving written notice on the Facility Agent pursuant to this clause and the New Borrower and the Finance Parties acknowledge and agree that the procedures set out in that said Section 3.3.2 shall then apply in relation to any such election by

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the New Borrower.  The time period for making any election referred to in Section 3.3.2 shall apply in respect of any notice which the New Borrower issues pursuant to this clause.

8	Representations and warranties

8.1	Existing Borrower representations and warranties

The Existing Borrower shall be deemed to repeat the representations and warranties:

(a)	in clause 7.1 of the Principal Agreement on (i) the date of this Agreement and (ii) the Initial Effective Date; and

(b)	in clauses 7.1(a), 7.1(b), 7.1(c), 7.1(d) and 7.1(j) of the Principal Agreement on the Novation Effective Date,

in each case, as if made with reference to the facts and circumstances existing on such dates.

8.2	New Borrower representations and warranties

The New Borrower represents and warrants to the Finance Parties that the representations and warranties set out in Sections 6.1 (Organization, etc.), 6.2 (Due Authorization, Non-Contravention, etc.), 6.3 (Government Approval, Regulation, etc.), 6.5. (Validity, etc.), 6.9(a) (Obligations rank pari passu), 6.10 (Withholding, etc.), 6.11 (No Filing, etc. Required), 6.12 (No Immunity) and 6.13 (Investment Company Act) of Article VI of the Novated Credit Agreement are true and correct as if made on (a) the date of this Agreement and (b) the Initial Effective Date with reference to the facts and circumstances existing on such day (and as if references therein to “this Agreement” were to this Agreement and to “the Novation Effective Date” were references to (a) the Signing Date and (b) the Initial Effective Date).

The New Borrower shall be deemed to make the representations and warranties set out in the said Article VI on the Novation Effective Date in accordance with the terms of the Novated Credit Agreement (and as if references therein to “this Agreement” were to this Agreement and the Novated Credit Agreement).

8.3	Novation Effective Date representations by existing parties

On the Novation Effective Date, each of the Existing Borrower and the Finance Parties shall be deemed to represent to each other party to this Agreement that:

(a)
it has not transferred (whether by way of security or otherwise) any of its rights or obligations under the Principal Agreement (other than (i) any transfers or assignments by a Lender in accordance with the provisions of clause 14 (Assignment, transfer and Facility Office) of the Principal Agreement or (ii) any replacement of the Facility Agent, Security Trustee or the ECA Agent in accordance with the applicable provisions of the Agency and Trust Deed and the Security Trust Deed, which in each case, have previously been disclosed to the New Borrower where consent or approval of the New Borrower is not otherwise required in relation to any such assignments or transfers); and

(b)	it has duly performed all of its obligations under the Principal Agreement.

9	Covenants

9.1	New Borrower covenants

The New Borrower undertakes with each of the Finance Parties that, from the date of this Agreement, the New Borrower will comply with its obligations under the following Sections of the Novated Credit Agreement (as if references in those Sections to the “Novation Effective Date” referred to the Signing Date):

10

(a)	Section 7.1.1a) and b) (Annual and quarterly financial information);

(b)	Section 7.1.2 (Approvals and other consents);

(c)	Section 7.1.3 (Compliance with laws, etc.); and

(d)	the first sentence of Section 7.1.7 (Coface insurance policy/French government/CIRR representative requirement).

9.2	Notification of increased costs, etc.

Each Lender shall (through the Facility Agent) notify the New Borrower at least three months before the anticipated Novation Effective Date if:

(a)
it intends to claim for any increased cost under Sections 4.3 (Increased LIBO Rate Loan Costs, etc.) or 4.5 (Increased capital costs) or for any Covered Taxes (as defined in the Novated Credit Agreement) under Section 4.6 (Taxes) or reserve costs under Section 4.7 (Reserve costs) of the Novated Credit Agreement for the period falling after the Novation Effective Date; or

(b)	any of the circumstances referred to in Sections 4.1 (LIBO Rate lending unlawful) or 4.2 (Deposits unavailable) apply to it,

it being acknowledged that the New Borrower shall have no liability in respect of any such increased costs or amounts incurred or arising in respect of the period prior to the Novation Effective Time.  Such notice shall include the relevant details referred to in those Sections.

9.3	Notification of anticipated buffer claims

Following completion of sea trials for the Vessel, each Lender shall (through the Facility Agent) notify the New Borrower if there are any accrued claims outstanding against the Seller or other amounts that it anticipates will or may be deducted from the Pre-delivery Buffer on the Actual Delivery Date and shall (if reasonably requested by the New Borrower) provide the New Borrower with a notice of such anticipated amounts at any other time.

10	Commitment and cancellation by the New Borrower

10.1	Commitment Fees

The New Borrower agrees to pay to the Facility Agent for the account of each Lender a commitment fee on its daily unused portion of the Maximum Loan Amount (as such amount may be adjusted from time to time) on the basis of and at the times set out in Section 3.4 (Commitment Fees) of the Novated Credit Agreement.  In calculating the amount of commitment fee due to each Lender on each Commitment Fee Payment Date (as defined in Section 3.4), the Facility Agent shall take into account whether any Lender was a Defaulting Lender at any time during the period since the previous Commitment Fee Payment Date.  For this purpose, each Lender agrees that it will notify the Facility Agent, the other Lenders and the New Borrower if it becomes a Defaulting Lender. In the event that a Lender becomes a Defaulting Lender and the other Lenders have not confirmed to the New Borrower within five Banking Days of receiving the notice referred to above that they will honour the commitment of any Defaulting Lender, no commitment fee shall be payable to the Facility Agent for the account of a Lender on any unused portion of the Maximum Loan Amount of that Lender for any day on which that Lender was a Defaulting Lender. If the other Lenders (or any of them) have confirmed within such five Banking Day period that they will honour all or part of a Defaulting Lender’s commitment, the commitment fee shall continue to be payable in respect of the relevant portion of the Defaulting Lender’s commitment so honoured.

11

10.2	Cancellation

The New Borrower may, by written notice to the Facility Agent at any time prior to the date falling not less than ten days prior to the anticipated Actual Delivery Date, without premium or penalty, terminate, or from time to time reduce, the Commitment (as defined in the Novated Credit Agreement). Any such termination or reduction of the Commitment shall be applied to the respective Commitments of the Lenders, pro rata according to the amounts of their respective Commitments.  Where the Commitment is cancelled in full or in part the New Borrower shall pay on the date of such cancellation all amounts, including any fees and commissions which have accrued but remain unpaid at such date, which are due and owing by the New Borrower to the Finance Parties at such date pursuant to this Agreement or any Fee Letter or any mandate letter entered into in connection with the Transaction Documents to which the New Borrower is a party to the extent that such amounts are the subject of invoices from the Facility Agent to the New Borrower received by the New Borrower not less than two Banking Days prior to the date of such cancellation. If no invoices have been issued for such amounts, such amounts shall be payable by the New Borrower following the date of such cancellation upon the second Banking Day following receipt of the relevant invoices.

10.3	Prepayment of Loan under the Principal Agreement

Where a cancellation notice in respect of the full amount of the Commitment is given by the New Borrower in accordance with 10.2:

(a)	the provisions of clause 3 shall not apply and accordingly the Novation Effective Time shall not be capable of occurring; and

(b)
the Existing Borrower and the Finance Parties hereby acknowledge that the Loan will be prepaid in full on the Actual Delivery Date in accordance with clause 4.3(e) of the Principal Agreement but that the Principal Agreement shall otherwise continue in force in accordance with its terms and the Facility will continue to be available to the Existing Borrower pursuant to the terms of the Principal Agreement.

10.4	Coface Premium

It is acknowledged by the parties that if the New Borrower voluntarily cancels all or any of the Commitment under clause 10.2, the New Borrower shall not be obliged to pay (or reimburse the Existing Borrower or the Seller for) all or any part of the Coface Premium.

11	Satisfaction of Receivable, releases and Coface Insurance Policy

11.1	Receivable

The Existing Borrower and the New Borrower agree that the assumption by the New Borrower of the Existing Borrower’s obligation to repay the Novated Loan Balance on the Novation Effective Date shall satisfy the obligation of the New Borrower to pay the Receivable to the Existing Borrower (as purchaser of the Receivable from the Seller pursuant to the Receivable Purchase Agreement).

11.2	Release of Security Documents on Novation Effective Date

It is acknowledged that on the Novation Effective Date (and subject to satisfaction of the conditions precedent referred to in this Agreement and the other Transaction Documents):

(a)	the Mortgage will be released (but without prejudice to the Finance Parties’ obligation to release the Mortgage in accordance with clause 11.1 of the Buyer Consent Agreement);

(b)	the Borrower Assignment (and any security assigned thereunder) and the Share Security will be released;

12

(c)	the Security Trustee will be released from its obligations under the Security Trust Deed and the Agency and Trust Deed;

(d)
the Facility Agent and the ECA Agent will be released from their respective obligations under the Agency and Trust Deed (on the basis that the provisions of Article X (The Facility Agent and the Coface Agent) of the Novated Credit Agreement will then apply); and

(e)	the Facility Guarantors shall be released from their obligations under the Facility Guarantees,

and the parties to such documents agree to enter into such documentation as the Facility Agent or any other party  may reasonably require in order to effect such releases and discharges.

11.3	Coface Insurance Policy

It is acknowledged that the Coface Insurance Policy will remain in full force and effect notwithstanding the occurrence of the Novation Effective Date.

12	Assignment and transfers

The provisions of clause 14 (Assignment, transfer and facility office) of the Principal Agreement shall apply with equal effect to the Existing Borrower and the Finance Parties in relation to this Agreement as if the same were expressly stated herein and references therein to “the Agreement” shall be construed as references to this Agreement.  The New Borrower may not assign or transfer any of its rights or obligations under this Agreement.

13	Miscellaneous and notices

13.1	Notices

The provisions of clauses 17.1 and 17.2 (Notices) of the Principal Agreement shall extend and apply to the giving or making of notices or demands hereunder as if the same were expressly stated herein and for this purpose notices to the New Borrower shall be sent to it at:

1050 Caribbean Way
Miami
Florida 33132

Fax no:	+1 (305) 539-6400
Attn:	Vice President, Treasurer
Copy to:	General Counsel

13.2	Counterparts

This Agreement may be executed in any number of original counterparts and by facsimile provided that original signed copies are provided within a reasonable period of time thereafter. All such counterparts shall, once executed, constitute a single document.

13.3	Contracts (Rights of Third Parties) Act 1999

(a)	With the exception of Coface, no term of this Agreement is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Agreement.

(b)	Notwithstanding any term of this Agreement, the consent of any person who is not a party to this Agreement is not required to amend or vary this Agreement at any time.

13

13.4	Rights of New Borrower under the Principal Agreement

It is agreed where any rights are expressed to be conferred on the New Borrower (as Buyer) under the Principal Agreement, the New Borrower shall be entitled to the benefit of such rights as if it were a party to the Principal Agreement for the sole purpose of those rights (and clause 17.7 of the Principal Agreement shall be deemed to be modified accordingly).

13.5	New Borrower payments

The provisions of section 3.3.4 (Post Maturity Rates) and 4.6 (Taxes) of the Novated Credit Agreement shall be deemed to apply in relation to any non-payment or, as the case may be, payments of amounts required to be made by the New Borrower to any of the Finance Parties under this Agreement as if the same was expressly incorporated herein and references therein to “the Agreement” shall be construed as references to this Agreement.

13.6	Confidentiality

The Lenders agree to be bound by the terms of clause 24 of the Buyer Consent Agreement as if the same were set out in full herein and as if references to a Party in that clause include a Lender.

14	Governing law and jurisdiction

14.1	Law

This Agreement and any non-contractual obligations connected with it are governed by and shall be construed in accordance with English law.

14.2	Submission to jurisdiction

The Existing Borrower and the New Borrower agree, for the benefit of the Finance Parties, that any legal action or proceedings arising out of or in connection with this Agreement against the Existing Borrower and/or the New Borrower or any of its assets (including any non-contractual obligations) may be brought in the English courts. The Existing Borrower and the New Borrower irrevocably and unconditionally submits to the jurisdiction of such courts and irrevocably designates, appoints and empowers the following person to receive for it and on its behalf, service of process issued out of the English courts in any such legal action or proceedings:

Existing Borrower	Walkers London office at present of 6 Gracechurch Street, London EC3V 0AT
New Borrower	RCL Cruises Ltd., Building 3, The Heights – Brooklands, Weybridge, Surrey, KT13 ONY, Attention: General Counsel

The submission to such jurisdiction shall not (and shall not be construed so as to) limit the right of the Finance Parties to take proceedings against the Existing Borrower and/or the New Borrower in the courts of any other competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

The parties further agree that only the courts of England and not those of any other State shall have jurisdiction to determine any claim which the Existing Borrower and/or the New Borrower may have against any of the Finance Parties arising out of or in connection with this Agreement.

14.3	Waiver of immunity

To the extent that the Existing Borrower or the New Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise)

14

with respect to itself or its assets, each of the Existing Borrower and the New Borrower hereby irrevocably waives such immunity in respect of its obligations under this Agreement.

IN WITNESS whereof the parties to this Agreement have caused this Agreement to be duly executed on the date first above written.

15

Schedule 1
The Original Lenders

Original Lender	Facility Office and contact details		Commitment %

Banco Santander, S.A.	Ciudad Financiera Avenida de Cantabria s/n Edificio Encinar 2a planta 28600 Boadilla del Monte Spain		12.5

	Attention:	Guillermo Hombravella / Matias Herkommer

	Fax No.:	+34 91 257 1682
	Tel No.:	+34 912891088 / +34 912891127

E-mail: ghombravella@gruposantander.com mherkommer@gruposantander.com

The Bank of Tokyo-Mitsubishi UJF, Ltd.	Immeuble Le Centorial 6-18 rue du Quatre Septembre 75002 Paris France		8

	Tel No:	+44207 577 5803 / 5804
	Email:	Eca.finance@uk.mufg.jp

with a copy to:

ECA Finance Ropemaker Place 25 Ropemaker Street London EC2Y 9AN Great Britain

	Fax No:	+44 207 577 1559
	Tel No:	+44 207 577 5803 / 5804
	Email:	Eca.finance@uk.mufg.jp

Citibank N.A., London Branch	Citigroup Centre Canada Square London E14 5LB United Kingdom		10

	Attention:	Konstantinos Frangos Francois Turpault Kara Catt Romina Coates
	Fax No:	+44 20 7986 4881
	Tel No:	+44 20 7986 3035 / +44 20 7508 0344 +44 20 7986 4824 / +44 20 7986 5017
16

Original Lender	Facility Office and contact details		Commitment %
E-mail: konstantinos.frangos@citi.com francois.turpault@citi.com kara.catt@citi.com romina.coates@citi.com

HSBC France	HSBC France – Global Banking Agency Operations (GBAO) Transaction Manager Unit 103 avenue des Champs Elysées 75008 Paris France		30

	Attention	Fatma Bao Elie Eh El Hayek

	Fax No:	+ 33 1 40 70 28 80
	Tel No:	+ 33 1 40 70 79 15 / + 33 1 57 57 01 58

E-mail: fatma.bao@hsbc.fr elie.eh.el.hayek@hsbc.fr

Copy to:

HSBC France 103 avenue des Champs Elysées 75008 Paris France

	Attention:	Julie Bellais Gilles Pinot de Villechenon

	Fax No:	+ 33 1 40 70 78 93
	Tel No:	+ 33 1 40 70 28 59 / + 33 1 40 70 35 07

E-mail: julie.bellais@hsbc.fr gilles.pinot.de.villechenon@hsbc.fr

Skandinaviska Enskilda Banken AB (publ)	Facility Office: Kungsträdgårdsgatan 8 106 40 Stockholm Sweden		8

Address for Notices:

2 Cannon Street London EC4M 6XX United Kingdom

	Attention:	Scott Lewallen

Fax No: +44 20 7236 5144 Tel No: +44 20 7246 4062
17

Original Lender	Facility Office and contact details		Commitment %

E-mail: scott.lewallen@seb.co.uk

With a copy to:

2 Cannon Street London EC4M 6XX United Kingdom

	Attention:	Malcolm Stonehouse

	Fax No:	+44 20 7236 5144
	Tel No:	+44 20 7246 4310

E-mail: malcolm.stonehouse@seb.co.uk

Société Générale	Facility Office:		15

29 Boulevard Haussmann 75009 Paris France

Address for Notices:

189, rue d’Aubervilliers 75886 PARIS CEDEX 18 France OPER/FIN/SMO/EXT

	Attention:	Thuy-Quynh Truong / Sebastien Leocadie

	Fax No:	+33 1 46 92 45 98
	Tel No:	+33 1 57 29 02 35 / +33 1 58 98 29 85

Email:
thuy-quynh.truong@sgcib.com sebastien.leocadie@sgcib.com

Sumitomo Mitsui Banking Corporation Europe Limited	20 rue de la Ville l'Eveque 75008 Paris France		16.5

	Attention:	Touf-itri Akdime Guillaume Branco Cam Truong Claire Lucien

	Fax No:	+33 1 44 71 40 50
Tel No:
	Touf-itri Akdime:	+33 1 44 71 40 78
	Guillaume Branco:	+ 33 1 44 71 40 86
	Cam Truong:	+ 33 1 44 71 40 85
	Claire Lucien:	+ 33 1 44 71 40 95
18

Original Lender	Facility Office and contact details	Commitment %
E-mail : touf-itri_akdime@fr.smbcgroup.com guillaume_branco@fr.smbcgroup.com cam_truong@fr.smbcgroup.com claire_lucien@fr.smbcgroup.com
100

19

Schedule 2
Conditions precedent

Part 1

Documents and evidence to be delivered to the Facility Agent not later than the Signing Date

1
Evidence that the conditions precedent set out in clause 9.1(a) of, and Schedule 3 Part 1 to, the Principal Agreement have been satisfied in full or waived in accordance with clause 9.4 of the Principal Agreement.

2
Documents equivalent to those referred to in Section 5.1.1 (Resolutions, etc.) of the Novated Credit Agreement in relation to the New Borrower and its execution of this Agreement, the Buyer Consent Agreement and any other Transaction Documents to which it is a party.

20

Part 2

Documents and evidence to be delivered to the Facility Agent not later than the Initial Effective Date

1
Evidence that the conditions precedent set out in clause 9.1(b) of, and Schedule 3 Part 2 to, the Principal Agreement have been satisfied in full or waived in accordance with clause 9.4 of the Principal Agreement.

  21

Schedule 3
Form of Novated Credit Agreement

22

_________________________________________

HULL NO. B34 CREDIT AGREEMENT

_________________________________________

dated 30 January 2015 as novated, amended and restated
on the Actual Delivery Date pursuant to
a novation agreement dated 30 January 2015

BETWEEN

Royal Caribbean Cruises Ltd.

as the Borrower,

the Lenders from time to time party hereto,

Citibank N.A., London Branch
as ECA Agent

and

Citibank International Limited
as Facility Agent

and

Banco Santander, S.A., Citibank N.A., London Branch, HSBC France, Société Générale, Sumitomo Mitsui Banking Corporation Europe Limited, The Bank of Tokyo-Mitsubishi UJF, Ltd. and Skandinaviska Enskilda Banken AB (publ)
as Mandated Lead Arrangers

TABLE OF CONTENTS

i

SECTION 3.5.	Other Fees	19

ARTICLE V CONDITIONS TO BORROWING
SECTION 5.1.	Advance of the Loan	31

SECTION 6.15.	Accuracy of Information	36
SECTION 6.16.	Sanctions	37

ARTICLE VIII EVENTS OF DEFAULT
SECTION 8.1.	Listing of Events of Default	45
SECTION 8.1.1.	Non-Payment of Obligations	45
SECTION 8.1.2.	Breach of Warranty	45
SECTION 8.1.3.	Non-Performance of Certain Covenants and Obligations	45

SECTION 8.1.4.	Default on Other Indebtedness	45
SECTION 8.1.5.	Bankruptcy, Insolvency, etc.	46
SECTION 8.2.	Action if Bankruptcy	47
SECTION 8.3.	Action if Other Event of Default	47

  v

EXHIBITS
Exhibit A	-	Form of Loan Request
Exhibit B-1	-	Form of Opinion of Liberian Counsel to Borrower
Exhibit B-2	-	Form of Opinion of English Counsel to the Facility Agent and the Lenders
Exhibit B-3	-	Form of Opinion of US Tax Counsel to the Lenders
Exhibit C	-	Form of Lender Assignment Agreement

CREDIT AGREEMENT

HULL NO. B34 CREDIT AGREEMENT, dated 30 January 2015 as novated, amended and restated on the Actual Delivery Date (as defined below), is among Royal Caribbean Cruises Ltd., a Liberian corporation (the “Borrower”), Citibank N.A., London Branch in its capacity as agent for the Lenders referred to below in respect of Coface-related matters (in such capacity, the “ECA Agent”), Citibank International Limited in its capacity as facility agent (in such capacity, the “Facility Agent”) and the financial institutions listed in Schedule 1 to the Novation Agreement (as defined below) as lenders (in such capacity, together with each of the other Persons that shall become a “Lender” in accordance with Section 11.11.1 hereof, each of them individually a “Lender” and, collectively, the “Lenders”).

W I T N E S S E T H:

WHEREAS,

(A)
The Borrower and STX France S.A. (the “Builder”) have entered on 6 June 2014 into a Contract for the Construction and Sale of Hull No. B34 (as amended from time to time, the “Construction Contract”) pursuant to which the Builder has agreed to design , construct, equip, complete, sell and deliver the passenger cruise vessel bearing Builder’s hull number B34 (the “Purchased Vessel”);

(B)
The Lenders have agreed to make available to the Borrower, upon the terms and conditions contained herein, a US dollar loan facility calculated on the amount (the “Maximum Loan Amount”) equal to the EUR sum of:

(i)
eighty per cent (80%) of the Contract Price (as defined below) of the Purchased Vessel, and including Non-Yard Costs of up to EUR100,000,000, but which amount shall not exceed in aggregate EUR1,087,852,994;

(ii)	eighty per cent (80%) of the change orders of up to EUR49,392,650 (representing up to 5% of the Basic Contract Price) effected in accordance with the Construction Contract; and

(iii)	100% of the Coface Premium (as defined below),

being an amount no greater than EUR931,176,733 and being made available in the US Dollar Equivalent of that Maximum Loan Amount (as such Dollar amount may be adjusted pursuant to clause 5.3 of the Novation Agreement);

(C)
Of the amounts referred to in recital (B)(i) and (ii) above, the Lenders have made certain amounts available to the Original Borrower during the period prior to the Actual Delivery Date pursuant to this Agreement (the liability for which amount has been assumed by the Borrower following the novation of this Agreement pursuant to the Novation Agreement) and the balance has been or shall be made available to the Borrower as the Additional Advances pursuant to the Novation Agreement and this Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

         SECTION 1.1. Defined Terms.  The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, when capitalized, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

“Accumulated Other Comprehensive Income (Loss)” means at any date the Borrower’s accumulated other comprehensive income (loss) on such date, determined in accordance with GAAP.

“Actual Delivery Date” means the date on which the Purchased Vessel is delivered by the Builder to, and accepted by, the Borrower under the Construction Contract, being also the date on which the final balance of the Loan is advanced by way of the Additional Advances.

“Additional Advances” is defined in the Novation Agreement.

“Affiliate” of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person.  A Person shall be deemed to be “controlled by” any other Person if such other Person possesses, directly or indirectly, power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

“Agent” means either the ECA Agent or the Facility Agent and “Agents” means both of them.

“Agreement” means, on any date, this credit agreement as originally in effect on the Signing Date and as novated, amended and restated by the Novation Agreement and as thereafter from time to time amended, supplemented, amended and restated, or otherwise modified and in effect on such date.

“Applicable Commitment Rate” means (x) from the Signing Date through and including April 12, 2016, 0.15% per annum, (y) from April 12, 2016 through and including April 12, 2017, 0.25% per annum, and (z) from April 12, 2017 until the Commitment Fee Termination Date, 0.30% per annum.

“Applicable Jurisdiction” means the jurisdiction or jurisdictions under which the Borrower is organized, domiciled or resident or from which any of its business activities are conducted or in which any of its properties are located and which has jurisdiction over the subject matter being addressed.

“Approved Appraiser” means any of the following: Barry Rogliano Salles, Paris, H Clarkson & Co. Ltd., London, R.S. Platou Shipbrokers, Norway, or Fearnley AS, Norway.

“Assignee Lender” is defined in Section 11.11.1.

“Authorized Officer” means those officers of the Borrower authorized to act with respect to the Loan Documents and whose signatures and incumbency shall have been certified to the Facility Agent by the Secretary or an Assistant Secretary of the Borrower.

“Basic Contract Price” is as defined in the Construction Contract.

“Borrower” is defined in the preamble.

“Builder” is defined in the preamble.

“Business Day” means any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York City, London, Madrid, Stockholm or Paris, and if the applicable Business Day relates to an advance of all or part of the Loan, an Interest Period, prepayment or conversion, in each case with respect to the Loan bearing interest by reference to the LIBO Rate, a day on which dealings in deposits in Dollars are carried on in the London interbank market.

“Capital Lease Obligations” means obligations of the Borrower or any Subsidiary of the Borrower under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases.

“Capitalization” means, at any date, the sum of (a) Net Debt on such date, plus (b) Stockholders’ Equity on such date.

“Capitalized Lease Liabilities” means the principal portion of all monetary obligations of the Borrower or any of its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases, and, for purposes of this Agreement and each other Loan Document, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

“Cash Equivalents” means all amounts other than cash that are included in the “cash and cash equivalents” shown on the Borrower’s balance sheet prepared in accordance with GAAP.

“CIRR” means 3.27% per annum being the Commercial Interest Reference Rate determined in accordance with the OECD Arrangement for Officially Supported Export Credits to be applicable to the Loan hereunder.

“Citibank” means Citibank N.A., London Branch.

“Citibank Agreement” means the U.S. $875,000,000 amended and restated credit agreement dated as of July 21, 2011 among the Borrower, as borrower, Citigroup Global Markets Inc. and DnB Nor Bank ASA, as co-lead arrangers, and Citibank N.A., as administrative agent, as amended, restated, supplemented or otherwise modified from time to time.

“Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

“Coface” means Compagnie Française D’Assurance pour le Commerce Extérieur.

“Coface Insurance Policy” means the export credit insurance policy in respect of the Loan issued by Coface for the benefit of the Lenders.

“Coface Premium” means the premium payable to Coface under and in respect of the Coface Insurance Policy.

“Commitment” is defined in Section 2.2 and means, relative to any Lender, such Lender’s obligation to make the Loan pursuant to Section 2.1.

“Commitment Fees” is defined in Section 3.4.

“Commitment Fee Termination Date” is defined in Section 3.4.

“Commitment Termination Date” means the Back Stop Date (as defined in the Receivable Purchase Agreement) (or such later date as the Lenders and Coface may agree).

“Construction Contract” is defined in the preamble.

“Contract Price” is as defined in the Construction Contract and which includes a lump sum amount in respect of the Non-Yard Costs.

“Contractual Delivery Date” means, at any time, the date which at such time is the date specified for delivery of the Purchased Vessel under the Construction Contract, as such date may be modified from time to time pursuant to the terms of the Construction Contract.

“Covered Taxes” is defined in Section 4.6.

“Default” means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

“Dollar” and the sign “$” mean lawful money of the United States.

“ECA Agent” is defined in the preamble.

“Effective Date” means the date this Agreement becomes effective pursuant to Section 11.8.

“Effective Time” means the Novation Effective Time as defined in the Novation Agreement.

“Environmental Laws” means all applicable federal, state, local or foreign statutes, laws, ordinances, codes, rules and regulations (including consent decrees and administrative orders) relating to the protection of the environment.

“EUR” and the sign “€” mean the currency of participating member states of the European Monetary Union pursuant to Council Regulation (EC) 974/98 of 3 May 1998, as amended from time to time.

“Event of Default” is defined in Section 8.1.

“Existing Debt” means the obligations of the Borrower or its Subsidiaries in connection with the Bareboat Charterparty with respect to the vessel named “Brilliance of the Seas” dated July 5, 2002 between Halifax Leasing (September) Limited and RCL (UK) Ltd, and any replacement, extension, renewal, refinancing or amendment thereof which does not increase the amount of such obligations or change the direct or contingent obligor of such obligations unless any such replacement obligor is the Borrower and/or any of its Subsidiaries.

“Existing Group” means the following Persons:  (a) A. Wilhelmsen AS., a Norwegian corporation (“Wilhelmsen”); (b) any member of either of the Families; and (c) any Affiliate of Wilhelmsen and/or any of the Related Parties.

“Existing Principal Subsidiaries” means each Subsidiary of the Borrower that is a Principal Subsidiary on the Signing Date.

“Facility Agent” is defined in the preamble and includes each other Person as shall have subsequently been appointed as the successor Facility Agent, and as shall have accepted such appointment, pursuant to Section 10.5.

“Families” means the members of the family of Nicholas J Pritzker and the members of the families of Samuel Ofer and Yuli Ofer.

“FATCA” means (a) Sections 1471 through 1474 of the Code, as in effect at the date hereof, and any current or future regulations promulgated thereunder or official interpretations thereof, (b) any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or (c) any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

“FATCA Deduction” means a deduction or withholding from a payment under a Loan Document required by FATCA.

“FATCA Exempt Party” means a party to this Agreement that is entitled to receive payments free from any FATCA Deduction.

“Fee Letter” means any letter entered into by reference to this Agreement between any or all of the Facility Agent, the Mandated Lead Arrangers, the Arrangers, the Lenders and/or the Borrower setting out the amount of certain fees referred to in, or payable in connection with, this Agreement.

“Final Maturity” means twelve (12) years after the Actual Delivery Date.

“Fiscal Quarter” means any quarter of a Fiscal Year.

“Fiscal Year” means any annual fiscal reporting period of the Borrower.

“Fixed Charge Coverage Ratio” means, as of the end of any Fiscal Quarter, the ratio computed for the period of four consecutive Fiscal Quarters ending on the close of such Fiscal Quarter of:

a)	net cash from operating activities (determined in accordance with GAAP) for such period, as shown in the Borrower’s consolidated statement of cash flow for such period, to

b)	the sum of:

i)           dividends actually paid by the Borrower during such period (including, without limitation, dividends in respect of preferred stock of the Borrower); plus

ii)           scheduled payments of principal of all debt less New Financings (determined in accordance with GAAP, but in any event including Capitalized Lease Liabilities) of the Borrower and its Subsidiaries for such period.

“Fixed Rate” means a rate per annum equal to the sum of the CIRR plus the Fixed Rate Margin.

“Fixed Rate Loan” means the Loan bearing interest at the Fixed Rate.

“Fixed Rate Margin” means 0.55% per annum.

“Floating Rate” means a rate per annum equal to the sum of the LIBO Rate plus the Floating Rate Margin.

“Floating Rate Loan” means all or any portion of the Loan bearing interest at the Floating Rate.

“Floating Rate Margin” means, for each Interest Period, 1.10% per annum.

“F.R.S. Board” means the Board of Governors of the Federal Reserve System or any successor thereto.

“French Authorities” means the Direction Générale du Trésor of the French Ministry of Economy and Finance, any successors thereto, or any other governmental authority in or of France involved in the provision, management or regulation of the terms, conditions and issuance of export credits including, among others, such entities to whom authority in respect of the extension or administration of export financing matters have been delegated, such as COFACE and Natixis DAI.

“Funding Losses Event” is defined in Section 4.4.1.

“GAAP” is defined in Section 1.4.

“Government-related Obligations” means obligations of the Borrower or any Subsidiary of the Borrower under, or Indebtedness incurred by the Borrower or any Subsidiary of the Borrower to satisfy obligations under, any governmental requirement imposed by any Applicable Jurisdiction that must be complied with to enable the Borrower and its Subsidiaries to continue their business in such Applicable Jurisdiction, excluding, in any event, any taxes imposed on the Borrower or any Subsidiary of the Borrower.

“Hedging Instruments” means options, caps, floors, collars, swaps, forwards, futures and any other agreements, options or instruments substantially similar thereto or any series or combination thereof used to hedge interest, foreign currency and commodity exposures.

“herein”, “hereof”, “hereto”, “hereunder” and similar terms contained in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular Section, paragraph or provision of this Agreement or such other Loan Document.

“Historic Screen Rate” means, in relation to the Loan, the most applicable recent rate which appeared on Thomson Reuters LIBOR 01 Page (or any similar page) for the currency of the Loan and for a period equal to the applicable Interest Period for the Loan and which is no more than 7 days before the commencement of the applicable Interest Period for which such rate may be applicable.

“Indebtedness” means, for any Person:  (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 180 days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (d) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (e) Capital Lease Obligations of such Person; (f) guarantees by such Person of Indebtedness of others, up to the amount of Indebtedness so guaranteed; (g) obligations of such Person in respect of surety bonds and similar obligations; and (h) liabilities arising under Hedging Instruments.

“Indemnified Liabilities” is defined in Section 11.4.

“Indemnified Parties” is defined in Section 11.4.

“Interest Payment Date” means each Repayment Date.

“Interest Period” means the period between the Actual Delivery Date and the first Repayment Date, and subsequently each succeeding period between two consecutive Repayment Dates.

“Interest Stabilisation Agreement” means an agreement on interest stabilisation entered into between Natixis and each Lender in connection with the Loan.

“Investment” means, relative to any Person,

a)	any loan or advance made by such Person to any other Person (excluding commission, travel, expense and similar advances to officers and employees made in the ordinary course of business); and

b)	any ownership or similar interest held by such Person in any other Person.

“Lender Assignment Agreement” means any Lender Assignment Agreement substantially in the form of Exhibit C.

“Lender” and “Lenders” are defined in the preamble.

“Lending Office” means, relative to any Lender, the office of such Lender designated as such below its signature hereto or designated in a Lender Assignment Agreement or such other office of a Lender as designated from time to time by notice from such Lender to the Borrower and the Facility Agent, whether or not outside the United States, which shall be making or maintaining the Loan of such Lender hereunder.

“LIBO Rate” means the rate per annum of the offered quotation for deposits in Dollars for six months (or for such other period as shall be agreed by the Borrower and the Facility Agent) which appears on Thomson Reuters LIBOR01 Page (or any successor page) at or about 11:00 a.m. (London time) two (2) Business Days before the commencement of the relevant Interest Period; provided that:

a)
subject to Section 3.3.6, if no such offered quotation appears on Thomson Reuters LIBOR01 Page (or any successor page) at the relevant time the LIBO Rate shall be the Historic Screen Rate or, if it is not possible to calculate an Historic Screen Rate, it shall be the rate per annum certified by the Facility Agent to be the average of the rates quoted by the Reference Banks as the rate at which each of the Reference Banks was (or would have been) offered deposits of Dollars by prime banks in the London interbank market in an amount approximately equal to the amount of the Loan and for a period of six months;

b)
for the purposes of determining the post-maturity rate of interest under Section 3.3.4, the LIBO Rate shall be determined by reference to deposits on an overnight or call basis or for such other period or periods as the Facility Agent may determine after consultation with the Lenders, which period shall be no longer than one month unless the Borrower otherwise agrees; and

c)	if that rate is less than zero, the LIBO Rate shall be deemed to be zero.

“Lien” means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property to secure payment of a debt or performance of an obligation or other priority or preferential arrangement of any kind or nature whatsoever.

“Loan” means the advances made by the Lenders under this Agreement from time to time or, as the case may be, the aggregate outstanding amount of such advances from time to time.

“Loan Documents” means this Agreement, the Novation Agreement and the Fee Letters.

“Loan Request” means the loan request and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit A hereto.

“Margin” means the Fixed Rate Margin and/or (as the context requires hereunder) the Floating Rate Margin.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations or financial condition of the Borrower and its Subsidiaries taken as a whole, (b) the rights and remedies of the Facility Agent or any Lender under the Loan Documents or (c) the ability of the Borrower to perform its payment Obligations under the Loan Documents.

“Material Litigation” is defined in Section 6.7.

“Maximum Loan Amount” is defined in the preamble.

“Natixis” means Natixis, a French société anonyme with its registered office at 30, avenue Pierre Mendès France, 75013 Paris, France, registered with the Paris Commercial and Companies Registry under number 542 044 524 RCS Paris.

“Natixis DAI” means Natixis DAI Direction des Activités Institutionnelles.

“Net Debt” means, at any time, the aggregate outstanding principal amount of all debt (including, without limitation, the principal portion of all capitalized leases) of the Borrower and its Subsidiaries (determined on a consolidated basis in accordance with GAAP) less the sum of (without duplication);

a)           all cash on hand of the Borrower and its Subsidiaries; plus

b)           all Cash Equivalents.

“Net Debt to Capitalization Ratio” means, as at any date, the ratio of (a) Net Debt on such date to (b) Capitalization on such date.

“New Financings” means proceeds from:

a)           borrowed money (whether by loan or issuance and sale of debt securities), including drawings under this Agreement and any revolving credit facilities of the Borrower, and

b)           the issuance and sale of equity securities.

“Non-Yard Costs” has the meaning assigned to “NYC Allowance” in Article II.1 of the Construction Contract and, when such expression is prefaced by the word “incurred”, shall mean such amount of the Non-Yard Costs, not exceeding EUR 100,000,000, as shall at the relevant time have been paid, or become payable, to the Builder by the Borrower under the Construction Contract as part of the Contract Price.

“Nordea Agreement” means the U.S. $850,000,000 amended and restated credit agreement dated as of August 23, 2013, among the Borrower, as the borrower, the various financial institutions who are or become parties thereto and Nordea Bank Finland PLC, as administrative agent, as amended, restated, supplemented or otherwise modified from time to time.

“Novated Loan Balance” is as defined in the Novation Agreement.

“Novation Agreement” means the novation agreement dated 30 January 2015 and made between the Original Borrower and the parties hereto pursuant to which (amongst other things) this Agreement was novated, amended and restated.

“Obligations” means all obligations (payment or otherwise) of the Borrower arising under or in connection with this Agreement.

“Organic Document” means, relative to the Borrower, its articles of incorporation (inclusive of any articles of amendment to its articles of incorporation) and its by-laws.

“Original Borrower” means Frosaitomi Finance Ltd. of 190 Elgin Avenue, George Town, Grand Cayman KY1-9005, Cayman Islands.

“Participant” is defined in Section 11.11.2.

“Participant Register” is defined in Section 11.11.2.

“Percentage” means, relative to any Lender, the percentage set forth opposite its signature hereto or as set out in the applicable Lender Assignment Agreement, as such percentage may be adjusted from time to time pursuant to Section 4.9 or pursuant to Lender Assignment Agreement(s) executed by such Lender and its Assignee Lender(s) and delivered pursuant to Section 11.11.1.

“Person” means any natural person, corporation, limited liability company, partnership, firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

“Prepayment Event” is defined in Section 9.1.

“Principal Subsidiary” means any Subsidiary of the Borrower that owns a Vessel.

“Purchased Vessel” is defined in the preamble.

“Receivable Purchase Agreement” is as defined in the Novation Agreement.

“Reference Banks” means three leading international banks active in the London interbank market as are nominated by the Facility Agent before the Actual Delivery Date or such other banks as are nominated by the Facility Agent at any time thereafter and, in each case, as are reasonably acceptable to the Borrower and each additional Reference Bank and/or each replacement Reference Bank appointed by the Facility Agent pursuant to Section 3.3.6.

“Register” is defined in Section 11.11.3.

“Related Parties” means:

a)	any member of either of the Families, any spouse of any member of either of the Families and any child, stepchild, sibling or descendant of any member of either of the Families;

b)	the estate of any member of either of the Families or the estate of any other Person under paragraph (a) of this definition;

c)	any Person who receives a beneficial interest in the Borrower from any estate under paragraph (b) of this definition to the extent of such interest;

d)
any executor, personal administrator or trustee who holds such beneficial interest in the Borrower for the benefit of, or as fiduciary for, any Person under paragraph (a), (b) or (c) of this definition to the extent of such interest; and

e)
any corporation, partnership, limited liability company, trust or similar entity, directly or indirectly owned or controlled by any member of either of the Families or any other Person or Persons identified in paragraph (a) or (c) of this definition.

“Repayment Date” means, subject to Section 4.8(c), each of the dates for payment of the repayment installments of the Loan pursuant to Section 3.1.

“Required Lenders” means, at any time, Lenders that in the aggregate, hold more than 50% of the aggregate unpaid principal amount of the Loan or, if no such principal amount is then outstanding, Lenders that in the aggregate have more than 50% of the Commitments.

“SEC” means the United States Securities and Exchange Commission and any successor thereto.

“Signing Date” means the date of the Novation Agreement.

“Spot Rate of Exchange” is as defined in the Novation Agreement.

“Stockholders’ Equity” means, as at any date, the Borrower’s stockholders’ equity on such date, excluding Accumulated Other Comprehensive Income (Loss), determined in accordance with GAAP, provided that any non-cash charge to Stockholders’ Equity resulting (directly or indirectly) from a change after the Signing Date in GAAP or in the interpretation thereof shall be disregarded in the computation of Stockholders’ Equity such that the amount of any reduction thereof resulting from such change shall be added back to Stockholders’ Equity.

“Subsidiary” means, with respect to any Person, any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person.

“US Dollar Equivalent” means (i) for all EUR amounts payable in respect of the Additional Advances for the amount of the Non-Yard Costs and the change orders referred to in clauses 5.2(a) and 5.2(b) of the Novation Agreement (and disregarding for the purposes of this definition that the Additional Advances in respect of such amounts shall be drawn in Dollars), such EUR amounts converted to a corresponding Dollar amount at the Weighted Average Rate of Exchange and (ii) for the EUR amount payable in respect of the Additional Advance for the Coface Premium referred to in clause 5.2(c) of the Novation Agreement and for the calculation and payment of the Novated Loan Balance (as defined in the Novation Agreement), the amount thereof in EUR converted to a corresponding Dollar amount as determined by the Facility Agent on the basis of the Spot Rate of Exchange.  Such rate of exchange under (i) above shall be evidenced by foreign exchange counterparty confirmations to the extent applicable. The US Dollar Equivalent of the Maximum Loan Amount shall be calculated by the Borrower in consultation with the Facility Agent no less than two (2) Business Days prior to the proposed Actual Delivery Date.

“United States” or “U.S.” means the United States of America, its fifty States and the District of Columbia.

“Vessel” means a passenger cruise vessel owned by the Borrower or one of its Subsidiaries.

“Voting Stock” means shares of capital stock of the Borrower of any class or classes (however designated) that have by the terms thereof normal voting power to elect the members of the Board of Directors of the Borrower (other than voting power upon the occurrence of a stated contingency, such as the failure to pay dividends).

“Weighted Average Rate of Exchange” means the weighted average rate of exchange that the Borrower has agreed, either in the spot or forward currency markets, to pay its counterparties for the purchase of the relevant amounts of euro with Dollars for the payment of the euro amount of the Contract Price (including the portion thereof comprising the Change Orders and the Non-Yard Costs) and including in such weighted average calculation (a) the NYC Applicable Rate (as defined in the Novation Agreement) in relation to the portion of the Contract Price comprising the Non-Yard Costs and (b) the spot rates for any other euro amounts that have not been hedged by the Borrower.

          SECTION 1.2. Use of Defined Terms.  Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall, when capitalized, have such meanings when used in the Loan Request and each notice and other communication delivered from time to time in connection with this Agreement or any other Loan Document.

          SECTION 1.3. Cross-References.  Unless otherwise specified, references in this Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

          SECTION 1.4. Accounting and Financial Determinations.  Unless otherwise specified, all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder (including under Section 7.2.4) shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared, in accordance with United States generally accepted accounting principles (“GAAP”) consistently applied (or, if not consistently applied, accompanied by details of the inconsistencies); provided that if the Borrower elects to apply or is required to apply International Financial Reporting Standards (“IFRS”) accounting principles in lieu of GAAP, upon any such election and notice to the Facility Agent, references herein to GAAP shall thereafter be construed to mean IFRS (except as otherwise provided in this Agreement); provided further that if, as a result of (i) any change in GAAP or IFRS or in the interpretation thereof or (ii) the application by the Borrower of IFRS in lieu of GAAP, in each case, after the date of the financial statements referred to in Section 6.15, there is a change in the manner of determining any of the items referred to herein or thereunder that are to be determined by reference to GAAP, and the effect of such change would (in the reasonable opinion of the Borrower or the Facility Agent) be such as to affect the basis or efficacy of the financial covenants contained in Section 7.2.4 in ascertaining the consolidated financial condition of the Borrower and its Subsidiaries and the Borrower notifies the Facility Agent that the Borrower requests an amendment to any provision hereof to eliminate such change occurring after the date hereof in GAAP or the application thereof on the operation of such provision (or if the Facility Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), then such item shall for the purposes of Section 7.2.4 continue to be determined in accordance with GAAP relating thereto as if GAAP were applied immediately prior to such change in GAAP or in the interpretation thereof until such notice shall have been withdrawn or such provision amended in accordance herewith.

ARTICLE II

COMMITMENTS AND BORROWING PROCEDURES

          SECTION 2.1. Commitment.  On the terms and subject to the conditions of this Agreement (including Article V), each Lender severally agrees to make its portion of the Loan pursuant to its Commitment described in Section 2.2.  No Lender’s obligation to make its portion of the Loan shall be affected by any other Lender’s failure to make its portion of the Loan.

          SECTION 2.2. Commitment of the Lenders; Termination and Reduction of Commitments.

a)
Each Lender will make its portion of the Loan available to the Borrower in accordance with Section 2.3 on the Actual Delivery Date.  The commitment of each Lender described in this Section 2.2 (herein referred to as its “Commitment”) shall be the commitment of such Lender to make available to the Borrower its portion of the Loan hereunder expressed as the initial amount set forth opposite such Lender’s name on its signature page attached hereto or, in the case of any Lender that becomes a Lender pursuant to an assignment pursuant to Section 11.11.1, the amount set forth as such Lender’s Commitment in the related Lender Assignment Agreement, in each case as such amount may be reduced from time to time pursuant clause 10.2 of the Novation Agreement or reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 11.11.1.  Notwithstanding the foregoing, each Lender’s Commitment shall terminate on the earlier of (i) the Commitment Termination Date if the Purchased Vessel is not delivered prior to such date and (ii) the Actual Delivery Date.

b)
If any Lender shall default in its obligations under Section 2.1, the Facility Agent shall, at the request of the Borrower, use reasonable efforts to assist the Borrower in finding a bank or financial institution acceptable to the Borrower to replace such Lender.

          SECTION 2.3. Borrowing Procedure.

a)
Part of the Loan in an amount equal to the Novated Loan Balance shall be assumed by the Borrower and be deemed to be advanced to, and borrowed by the Borrower, pursuant to the provisions of clause 3 of the Novation Agreement and thereafter converted into Dollars pursuant to clause 5.1 of the Novation Agreement.

b)
In relation to the amount of the Loan comprised by the Additional Advances, the Borrower shall deliver a Loan Request and the documents required to be delivered pursuant to Section 5.1.1(a) to the Facility Agent on or before 11:00 a.m., London time, not less than two (2) Business Days prior to the anticipated Actual Delivery Date.  The Additional Advances shall be drawn in Dollars.

c)
The Facility Agent shall promptly notify each Lender of the Loan Request in respect of the Additional Advances by forwarding a copy thereof to each Lender, together with its attachments.  On the terms and subject to the conditions of this Agreement, the portion of the Loan in respect of the Additional Advances shall be made on the Actual Delivery Date.  On or before 11:00 a.m., London time, on the Actual Delivery Date, the Lenders shall, without any set-off or counterclaim, deposit with the Facility Agent same day funds in an amount equal to such Lender’s Percentage of the requested portion of the Additional Advances in Dollars.  Such deposits will be made to such account which the Facility Agent shall specify from time to time by notice to the Lenders.  To the extent funds are so received from the Lenders, the Facility Agent shall, without any set-off or counterclaim, make such funds available to the Borrower on the Actual Delivery Date by wire transfer of same day funds to the accounts the Borrower shall have specified in its Loan Request.

d)
If the Borrower elects to finance that part of the Coface Premium payable by the Borrower with an Additional Advance under clause 5.2(c)(i) of the Novation Agreement, the Borrower shall indicate such election in the Loan Request. The amount of the advance in Dollars (the “US Dollar Coface Advance Amount”) that will fund the Coface Premium shall be equal to the Dollar amount that corresponds to the EUR amount of the Coface Premium to be financed with such advance, which amount shall be determined by the Facility Agent based on the Spot Rate of Exchange. The Facility Agent shall notify the Borrower and the Lenders of the US Dollar Coface Advance Amount on the date such Loan Request is delivered, and the Lenders shall deposit such US Dollar Coface Advance Amount with the Facility Agent in accordance with Section 2.3.c). The Facility Agent shall furnish a certificate to the Borrower on the date such Loan Request is delivered setting forth such Spot Rate of Exchange, its derivation and the calculation of the US Dollar Coface Advance Amount. If the Borrower elects to so finance the Coface Premium, the Borrower will be deemed to have directed the Facility Agent to pay over directly to Coface on behalf of the Borrower that portion of the EUR amount of the Coface Premium to be financed with the proceeds of the advance on the Actual Delivery Date and to retain for its own account deposits made by the Lenders in Dollars in an amount equal to the portion of the US Dollar Coface Advance Amount attributable to the Coface Premium paid by the Facility Agent to Coface on behalf of the Borrower.

e)
If the Borrower elects to finance that part of the Coface Premium payable by the Borrower with an Additional Advance under clause 5.2(c)(ii) of the Novation Agreement, the Borrower shall indicate such election in the Loan Request (and whether it wishes to receive such amount in EUR or in Dollars). The amount of the advance in Dollars (the “US Dollar Coface Balance Amount”) that will fund the Coface Premium shall be equal to the Dollar amount that corresponds to the EUR amount of the Coface Premium to be financed with such advance, which amount shall be determined by the Facility Agent based on the Spot Rate of Exchange. The Facility Agent shall notify the Borrower and the Lenders of the US Dollar Coface Balance Amount on the date such Loan Request is delivered, and the Lenders shall deposit such US Dollar Coface Balance Amount with the Facility Agent in accordance with Section 2.3.c). The Facility Agent shall furnish a certificate to the Borrower on the date such Loan Request is delivered setting forth such Spot Rate of Exchange, its derivation and the calculation of the US Dollar Coface Balance Amount. If the Borrower elects to so finance the Coface Premium and receive the proceeds in EUR, the Borrower will be deemed to have directed the Facility Agent to pay over to the Borrower that portion of the EUR amount of the Coface Premium to be financed with the proceeds of the advance on the Actual Delivery Date and to retain for its own account deposits made by the Lenders in Dollars in an amount equal to the US Dollar Coface Balance Amount.

          SECTION 2.4. Funding.  Each Lender may, if it so elects, fulfill its obligation to make or continue its portion of the Loan hereunder by causing a branch or Affiliate (or an international banking facility created by such Lender) other than that indicated next to its signature to this Agreement or, as the case may be, in the relevant Lender Assignment Agreement, to make or maintain such portion of the Loan; provided that such portion of the Loan shall nonetheless be deemed to have been made and to be held by such Lender, and the obligation of the Borrower to repay such portion of the Loan shall nevertheless be to such Lender for the account of such foreign branch, Affiliate or international banking facility; provided, further, that the Borrower shall not be required to pay any amount under Sections 4.2(c), 4.3, 4.4, 4.5, 4.6 and 4.7 that is greater than the amount which it would have been required to pay had the Lender not caused such branch or Affiliate (or international banking facility) to make or maintain such portion of the Loan.

ARTICLE III

REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

          SECTION 3.1. Repayments.

a)
The Borrower shall repay the Loan in 24 equal semi-annual installments, with the first installment to fall due on the date falling six (6) months after the Actual Delivery Date and the final installment to fall due on the date of Final Maturity.

b)	No such amounts repaid by the Borrower pursuant to this Section 3.1 may be re-borrowed under the terms of this Agreement.

          SECTION 3.2. Prepayment.  The Borrower

a)	may, from time to time on any Business Day, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of the Loan; provided that:

i)	all such voluntary prepayments shall require at least five (5) Business Days’ prior written notice to the Facility Agent; and

ii)
all such voluntary partial prepayments shall be in an aggregate minimum amount of $10,000,000 and a multiple of $1,000,000 (or in the remaining amount of the Loan) and shall be applied in inverse order of maturity or ratably among all remaining installments, as the Borrower shall designate to the Facility Agent, in satisfaction of the remaining repayment installments of the Loan; and

b)
shall, immediately upon any acceleration of the repayment of the installments of the Loan pursuant to Section 8.2 or 8.3 or the mandatory prepayment of the Loan pursuant to Section 9.2, repay the Loan.

Each prepayment of the Loan made pursuant to this Section shall be without premium or penalty, except as may be required by Section 4.4.  No amounts prepaid by the Borrower may be re-borrowed under the terms of this Agreement.

          SECTION 3.3. Interest Provisions. Interest on the outstanding principal amount of the Loan shall accrue and be payable in accordance with this Section 3.3.

             SECTION 3.3.1. Rates.  The Loan shall accrue interest from the Actual Delivery Date to the date of repayment or prepayment of the Loan in full to the Lenders at either the Fixed Rate or the Floating Rate as elected by the Borrower pursuant to Section 3.3.2.  Interest calculated at the Fixed Rate or the Floating Rate shall be payable semi-annually in arrears on each Repayment Date. The Loan shall bear interest from and including the first day of the applicable Interest Period to (but not including) the last day of such Interest Period at the interest rate determined as applicable to the Loan.  All interest shall be calculated on the basis of the actual number of days elapsed over a year comprised of 360 days.

             SECTION 3.3.2. Election of Floating or Fixed Rate.

a)
By written notice to the Facility Agent and delivered in accordance with clause 7 of the Novation Agreement prior to the date that is not less than seven Business Days prior to the expected Actual Delivery Date, the Borrower shall elect whether to pay interest on the Loan at the Floating Rate or the Fixed Rate.

b)	The election made under Section 3.3.2.a) and clause 7 of the Novation Agreement may only be made one time during the term of the Loan and shall be irrevocable.

c)	If the Borrower fails to make an election under Section 3.3.2.a) by the date referred to in that Section, it shall be deemed to have elected to pay interest on the Loan at the Floating Rate.

SECTION 3.3.3. Interest stabilisation.  Each Lender who is a party hereto on the Signing Date represents and warrants to the Borrower that it has entered into an Interest Stabilisation Agreement or is in all respects eligible and authorized to enter into and shall enter into an Interest Stabilisation Agreement promptly after the Signing Date, and any Lender not a party hereto on the Signing Date represents and warrants to the Borrower on the date that such Lender becomes a party hereto that it has entered into an Interest Stabilisation Agreement on or prior to becoming a party hereto.

SECTION 3.3.4. Post-Maturity Rates.  After the date any principal amount of the Loan is due and payable (whether on any Repayment Date, upon acceleration or otherwise), or after any other monetary Obligation of the Borrower shall have become due and payable, the Borrower shall pay, but only to the extent permitted by law, interest (after as well as before judgment) on such amounts for each day during the period of such default at a rate per annum certified by the Facility Agent to the Borrower (which certification shall be conclusive in the absence of manifest error) to be equal to the sum of the Floating Rate plus 2% per annum.

SECTION 3.3.5. Payment Dates.  Interest accrued on the Loan shall be payable, without duplication, on the earliest of:

a)	each Interest Payment Date;

b)	each Repayment Date;

c)	the date of any prepayment, in whole or in part, of principal outstanding on the Loan (but only on the principal so prepaid); and

d)	on that portion of the Loan the repayment of which is accelerated pursuant to Section 8.2 or Section 8.3, immediately upon such acceleration.

SECTION 3.3.6. Interest Rate Determination; Replacement Reference Banks.  The Facility Agent shall obtain from each Reference Bank timely information for the purpose of determining the LIBO Rate in the event that no offered quotation appears on Thomson Reuters LIBOR01 Page (or any successor page) and the LIBO Rate is to be determined by reference to quotations supplied by the Reference Banks and not by reference to the Historic Screen Rate.  If any one or more of the Reference Banks shall fail to furnish in a timely manner such information to the Facility Agent for any such interest rate, the Facility Agent shall determine such interest rate on the basis of the information furnished by the remaining Reference Banks.  If the Borrower elects to add an additional Reference Bank hereunder or a Reference Bank ceases for any reason to be able and willing to act as such, the Facility Agent shall, at the direction of the Required Lenders and after consultation with the Borrower and the Lenders, appoint a replacement for such Reference Bank reasonably acceptable to the Borrower, and such replaced Reference Bank shall cease to be a Reference Bank hereunder.  The Facility Agent shall furnish to the Borrower and to the Lenders each determination of the LIBO Rate made by reference to quotations of interest rates furnished by Reference Banks.

Interest accrued on the Loan or other monetary Obligations arising under this Agreement or any other Loan Document after the date such amount is due and payable (whether upon acceleration or otherwise) shall be payable upon demand.

          SECTION 3.4. Commitment Fees. Subject to clause 10.1 of the Novation Agreement, the Borrower agrees to pay to the Facility Agent for the account of each Lender a commitment fee (the “Commitment Fee”) on its daily unused portion of Maximum Loan Amount (as such amount may be adjusted from time to time), for the period commencing on the Signing Date and continuing through the earliest to occur (the “Commitment Fee Termination Date”) of (i) the Actual Delivery Date, (ii) the date upon which the Facility Agent has provided the Borrower with written notice that the Lenders will not advance the Loan because the Commitments have been terminated pursuant to Section 8.2 or 8.3, (iii) the Commitment Termination Date and (iv) the date the Commitments shall have been terminated in full pursuant to clause 10.2 of the Novation Agreement.

             SECTION 3.4.1. Payment.   The Commitment Fee shall be payable by the Borrower to the Facility Agent for the account of each Lender six-monthly in arrears, with the first such payment (the “First Commitment Fee Payment”) to be made on the day falling six months following the Signing Date and the final such payment to be made on the Commitment Fee Termination Date (each date on which a Commitment Fee payment is required to be made in accordance with this Section 3.4.1 referred to herein as a “Commitment Fee Payment Date”).  The Commitment Fee shall be in the amount in EUR equal to the product of the Applicable Commitment Rate, multiplied by, for each day elapsed since the preceding Commitment Fee Payment Date (or, in the case of the First Commitment Fee Payment, the Signing Date), the Maximum Loan Amount, divided by 360 days.

          SECTION 3.5. Other Fees.  The Borrower agrees to pay to the Facility Agent the agreed-upon fees set forth in the Fee Letters on the dates and in the amounts set forth therein.

ARTICLE IV

CERTAIN LIBO RATE AND OTHER PROVISIONS

          SECTION 4.1. LIBO Rate Lending Unlawful. If after the Signing Date the introduction of or any change in or in the interpretation of any law makes it unlawful, or any central bank or other governmental authority having jurisdiction over such Lender asserts that it is unlawful for such Lender to make, continue or maintain its portion of the Loan bearing interest at a rate based on the LIBO Rate or at the Fixed Rate where the relevant Lender has funded itself in the interbank market at a rate based on the LIBO Rate, the obligation of such Lender to make, continue or maintain its portion of the Loan shall, upon notice thereof to the Borrower, the Facility Agent and each other Lender, forthwith be suspended until the circumstances causing such suspension no longer exist, provided that such Lender’s obligation to make, continue and maintain its portion of the Loan hereunder shall be automatically converted into an obligation to make, continue and maintain its portion of the Loan bearing interest at a rate to be negotiated between such Lender and the Borrower that is the equivalent of the sum of the LIBO Rate for the relevant Interest Period plus the Floating Rate Margin.

          SECTION 4.2. Deposits Unavailable.  If, on or after the date the Borrower elects the Floating Rate pursuant to Section 3.3.2 or where the Fixed Rate applies and any Lender has funded itself in the interbank market, the Facility Agent shall have determined that:

a)	Dollar deposits in the relevant amount and for the relevant Interest Period are not available to each Reference Bank in its relevant market, or

b)
by reason of circumstances affecting the Reference Banks’ relevant markets, adequate means do not exist for ascertaining the interest rate applicable hereunder to LIBO Rate loans for the relevant Interest Period, or

c)
the cost to Lenders that in the aggregate hold more than 50% of the aggregate outstanding principal amount of the Loan then held by Lenders of obtaining matching deposits in the relevant interbank market for the relevant Interest Period would be in excess of the LIBO Rate (provided, that no Lender may exercise its rights under this Section 4.2.c) for amounts up to the difference between such Lender’s cost of obtaining matching deposits on the date such Lender becomes a Lender hereunder less the LIBO Rate on such date), then the Facility Agent shall give notice of such determination (hereinafter called a “Determination Notice”) to the Borrower and each of the Lenders.  The Borrower, the Lenders and the Facility Agent shall then negotiate in good faith in order to agree upon a mutually satisfactory interest rate and interest period (or interest periods) to be substituted for those which would otherwise have applied under this Agreement.  If the Borrower, the Lenders and the Facility Agent are unable to agree upon an interest rate (or rates) and interest period (or interest periods) prior to the date occurring fifteen (15) Business Days after the giving of such Determination Notice, the Facility Agent shall (after consultation with the Lenders) set an interest rate and an interest period (or interest periods), in each case to take effect at the end of the Interest Period current at the date of the Determination Notice, which rate (or rates) shall be equal to the sum of the Floating Rate Margin and the weighted average of the corresponding interest rates at or about 11:00 a.m. (London time) two (2) Business Days before the commencement of the relevant Interest Period on Thomson Reuters’ pages KLIEMMM, GARBIC01 and FINA01 (or such other pages as may replace Thomson Reuters’ pages KLIEMMM, GARBIC01 or FINA01 on Thomson Reuters’ service) (or, in the case of clause (c) above, the lesser of (x) the respective cost to the Lenders of funding the respective portions of the Loan held by the Lenders and (y) such weighted average).  The Facility Agent shall furnish a certificate to the Borrower as soon as reasonably practicable after the Facility Agent has given such Determination Notice setting forth such rate(s).  In the event that the circumstances described in this Section 4.2 shall extend beyond the end of an interest period agreed or set pursuant hereto, the foregoing procedure shall be repeated as often as may be necessary.

          SECTION 4.3. Increased LIBO Rate Loan Costs, etc.  If after the Signing Date a change in any applicable treaty, law, regulation or regulatory requirement or in the interpretation thereof or in its application to the Borrower, or if compliance by any Lender with any applicable direction, request, requirement or guideline (whether or not having the force of law) of any governmental or other authority including, without limitation, any agency of the European Union or similar monetary or multinational authority insofar as it may be changed or imposed after the date hereof, shall:

a)
subject any Lender to any taxes, levies, duties, charges, fees, deductions or withholdings of any nature with respect to its portion of the Loan or any part thereof imposed, levied, collected, withheld or assessed by any jurisdiction or any political subdivision or taxing authority thereof (other than taxation on overall net income and, to the extent such taxes are described in Section 4.6, withholding taxes); or

b)
change the basis of taxation to any Lender (other than a change in taxation on the overall net income of any Lender) of payments of principal or interest or any other payment due or to become due pursuant to this Agreement; or

c)
impose, modify or deem applicable any reserve or capital adequacy requirements (other than the increased capital costs described in Section 4.5 and the reserve costs described in Section 4.7) or other banking or monetary controls or requirements which affect the manner in which a Lender shall allocate its capital resources to its obligations hereunder or require the making of any special deposits against or in respect of any assets or liabilities of, deposits with or for the account of, or loans by, any Lender (provided that such Lender shall, unless prohibited by law, allocate its capital resources to its obligations hereunder in a manner which is consistent with its present treatment of the allocation of its capital resources); or

d)	impose on any Lender any other condition affecting its portion of the Loan or any part thereof,

and the result of any of the foregoing is either (i) to increase the cost to such Lender of making its portion of the Loan or maintaining its portion of the Loan or any part thereof, (ii) to reduce the amount of any payment received by such Lender or its effective return hereunder or on its capital or (iii) to cause such Lender to make any payment or to forego any return based on any amount received or receivable by such Lender hereunder, then and in any such case if such increase or reduction in the opinion of such Lender materially affects the interests of such Lender, (A) such Lender shall (through the Facility Agent) notify the Borrower of the occurrence of such event and use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and the terms of the COFACE Insurance Policy and (if the Fixed Rate applies) the arrangements with Natixis DAI relating to the CIRR) to designate a different Lending Office if the making of such a designation would avoid the effects of such law, regulation or regulatory requirement or any change therein or in the interpretation thereof and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender and (B) the Borrower shall forthwith upon such demand pay to the Facility Agent for the account of such Lender such amount as is necessary to compensate such Lender for such additional cost or such reduction and ancillary expenses, including taxes, incurred as a result of such adjustment.  Such notice shall (i) describe in reasonable detail the event leading to such additional cost, together with the approximate date of the effectiveness thereof, (ii) set forth the amount of such additional cost, (iii) describe the manner in which such amount has been calculated, (iv) certify that the method used to calculate such amount is such Lender’s standard method of calculating such amount, (v) certify that such request is consistent with its treatment of other borrowers that are subject to similar provisions, and (vi) certify that, to the best of its knowledge, such change in circumstance is of general application to the commercial banking industry in such Lender’s jurisdiction of organization or in the relevant jurisdiction in which such Lender does business.  Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that in relation to increased costs or reductions arising after the Effective Date the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than three months prior to the date that such Lender notifies the Borrower of the circumstance giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the circumstance giving rise to such increased costs or reductions is retroactive, then the three-month period referred to above shall be extended to include the period of retroactive effect thereof, but not more than six months prior to the date that such Lender notifies the Borrower of the circumstance giving rise to such cost or reductions and of such Lender’s intention to claim compensation therefor.

It is acknowledged that the Borrower shall have no liability to compensate any Lender under this Section for amounts of increased costs that accrue before the Effective Time on the Actual Delivery Date (with any such amounts arising before the Effective Time being the responsibility of the Original Borrower).

          SECTION 4.4. Funding Losses.

             SECTION 4.4.1. Indemnity.  In the event any Lender shall incur any loss or expense (for the avoidance of doubt excluding loss of profit) by reason of the liquidation or re-employment (at not less than the market rate) of deposits or other funds acquired by such

Lender, to make, continue or maintain any portion of the principal amount of its portion of the Loan as a result of:

i)
if at the time interest is calculated at the Floating Rate on such Lender’s portion of the Loan, any repayment or prepayment or acceleration of the principal amount of such Lender’s portion of the Loan on a date other than the scheduled last day of an Interest Period or otherwise scheduled date for repayment or payment (including payments made in accordance with Section 3.1(b));

ii)
if at the time interest is calculated at the Fixed Rate on such Lender’s portion of the Loan, any repayment or prepayment or acceleration of the principal amount of such Lender’s portion of the Loan, other than any repayment made on the date scheduled for such repayment; or

iii)
the relevant portion of the Loan not being made in accordance with the Loan Request therefor due to the fault of the Borrower or as a result of any of the conditions precedent set forth in clause 6.1(b) of the Novation Agreement and Article V not being satisfied,

(a “Funding Losses Event”) then, upon the written notice of such Lender to the Borrower (with a copy to the Facility Agent), the Borrower shall, within three (3) days of its receipt thereof:

a)
if at that time interest is calculated at the Floating Rate on such Lender’s portion of the Loan , pay directly to the Facility Agent for the account of such Lender an amount equal to the amount by which:

(i)
interest calculated at the Floating Rate (excluding the Floating Rate Margin) which such Lender would have received on its share of the amount of the Loan subject to such Funding Losses Event for the period from the date of receipt of any part of its share in the Loan to the last day of the applicable Interest Period, exceeds:

(ii)
the amount which such Lender would be able to obtain by placing an amount equal to the amount received by it on deposit with a leading bank in the appropriate interbank market for a period starting on the Business Day following receipt and ending on the last day of the applicable Interest Period; or

b)
if at that time interest is calculated at the Fixed Rate on such Lender’s portion of the Loan, pay to the Facility Agent the amount notified to it following the calculation referred to in the next paragraph.

Since the Lenders commit themselves irrevocably to the French Authorities in charge of monitoring the CIRR mechanism, any prepayment (whether voluntary, involuntary or mandatory, including following the acceleration of the Loan) will be subject to the mandatory payment by the Borrower of the amount calculated in liaison with the French Authorities two (2) Business Days prior to the prepayment date by taking into account the differential (the “Rate Differential”) between the CIRR and the prevailing market yield (currently ISDAFIX) for each installment to be prepaid and applying such Rate Differential to the remaining residual period of such installment and discounting to the net present value as described below. Each of these Rate Differentials will be applied to the corresponding installment to be prepaid during the period starting on the date on which such prepayment is required to be made and ending on the original Repayment Date (as adjusted following any previous prepayments) for such installment and:

(A)	the net present value of each corresponding amount resulting from the above calculation will be determined at the corresponding market yield; and

(B)	if the cumulated amount of such present values is negative, no amount shall be due to the Borrower or from the Borrower.

Such written notice shall include calculations in reasonable detail setting forth the loss or expense to such Lender.

             SECTION 4.4.2. Exclusion In the event that a Lender’s wilful misconduct or gross negligence has caused the loss or cancellation of the Coface Insurance Policy, the Borrower shall not be liable to indemnify that Lender under Section 4.4.1 for its loss or expense arising due to the occurrence of the Prepayment Event referred to in Section 9.1.10.

          SECTION 4.5. Increased Capital Costs.  If after the Signing Date any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority increases the amount of capital required to be maintained by any Lender or any Person controlling such Lender, and the rate of return on its or such controlling Person’s capital as a consequence of its Commitment or its portion of the Loan made by such Lender is reduced to a level below that which such Lender or such controlling Person would have achieved but for the occurrence of any such change in circumstance, then, in any such case upon notice from time to time by such Lender to the Borrower, the Borrower shall immediately pay directly to such Lender additional amounts sufficient to compensate such Lender or such controlling Person for such reduction in rate of return.  Any such notice shall (i) describe in reasonable detail the capital adequacy requirements which have been imposed, together with the approximate date of the effectiveness thereof, (ii) set forth the amount of such lowered return, (iii) describe the manner in which such amount has been calculated, (iv) certify that the method used to calculate such amount is such Lender’s standard method of calculating such amount, (v) certify that such request for such additional amounts is consistent with its treatment of other borrowers that are subject to similar provisions and (vi) certify that, to the best of its knowledge, such change in circumstances is of general application to the commercial banking industry in the jurisdictions in which such Lender does business.  In determining such amount, such Lender may use any method of averaging and attribution that it shall, subject to the foregoing sentence, deem applicable.  Each Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and the terms of the COFACE Insurance Policy and (if the Fixed Rate applies) the arrangements with Natixis DAI relating to the CIRR) to designate a different Lending Office if the making of such a designation would avoid such reduction in such rate of return and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.  Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that in relation to increased costs or reductions arising after the Effective Date the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than three months prior to the date that such Lender notifies the Borrower of the circumstance giving rise to such reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the circumstance giving rise to such reductions is retroactive, then the three-month period referred to above shall be extended to include the period of retroactive effect thereof, but not more than six months prior to the date that such Lender notifies the Borrower of the circumstance giving rise to such reductions and of such Lender’s intention to claim compensation therefor.

It is acknowledged that the Borrower shall have no liability to compensate any Lender under this Section for reduced returns that accrue before the Effective Time on the Actual Delivery Date (with any compensation liability to the Lenders arising before the Effective Time being the responsibility of the Original Borrower).

          SECTION 4.6. Taxes.  All payments by the Borrower of principal of, and interest on, the Loan and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding franchise taxes and taxes imposed on or measured by any Lender’s net income or receipts of such Lender and franchise taxes imposed in lieu of net income taxes or taxes on receipts, by the jurisdiction under the laws of which such Lender is organized or any political subdivision thereof or the jurisdiction of such Lender’s Lending Office or any political subdivision thereof or any other jurisdiction unless such net income taxes are imposed solely as a result of the Borrower’s activities in such other jurisdiction, and any taxes imposed under FATCA (such non-excluded items being called “Covered Taxes”).  In the event that any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Covered Taxes pursuant to any applicable law, rule or regulation, then the Borrower will:

a)	pay directly to the relevant authority the full amount required to be so withheld or deducted;

b)	promptly forward to the Facility Agent an official receipt or other documentation satisfactory to the Facility Agent evidencing such payment to such authority; and

c)
pay to the Facility Agent for the account of the Lenders such additional amount or amounts as is necessary to ensure that the net amount actually received by each Lender will equal the full amount such Lender would have received had no such withholding or deduction been required.

Moreover, if any Covered Taxes are directly asserted against the Facility Agent or any Lender with respect to any payment received or paid by the Facility Agent or such Lender hereunder, the Facility Agent or such Lender may pay such Covered Taxes and the Borrower will promptly pay such additional amounts (including any penalties, interest or expenses) as is necessary in order that the net amount received by such person after the payment of such Covered Taxes (including any Covered Taxes on such additional amount) shall equal the amount such person would have received had no such Covered Taxes been asserted.

Any Lender claiming any additional amounts payable pursuant to this Section agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and the terms of the COFACE Insurance Policy and (if the Fixed Rate applies) the arrangements with Natixis DAI relating to the CIRR) to change the jurisdiction of its Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

If the Borrower fails to pay any Covered Taxes when due to the appropriate taxing authority or fails to remit to the Facility Agent for the account of the respective Lenders the required receipts or other required documentary evidence, the Borrower shall indemnify the Lenders for any incremental withholding Covered Taxes, interest or penalties that may become payable by any Lender as a result of any such failure (so long as such amount did not become payable as a result of the failure of such Lender to provide timely notice to the Borrower of the assertion of a liability related to the payment of Covered Taxes).  For purposes of this Section 4.6, a distribution hereunder by the Facility Agent or any Lender to or for the account of any Lender shall be deemed a payment by the Borrower.

If any Lender is entitled to any refund, credit, deduction or other reduction in tax by reason of any payment made by the Borrower in respect of any Covered Tax under this Section 4.6 or by reason of any payment made by the Borrower pursuant to Section 4.3, such Lender shall use reasonable efforts to obtain such refund, credit, deduction or other reduction and, promptly after receipt thereof, will pay to the Borrower such amount (plus any interest received by such Lender in connection with such refund, credit, deduction or reduction) as is equal to the net after-tax value to such Lender of such part of such refund, credit, deduction or reduction as such Lender reasonably determines is allocable to such Covered Tax or such payment (less out-of-pocket expenses incurred by such Lender), provided that no Lender shall  be obligated to disclose to the Borrower any information regarding its tax affairs or tax computations.

Each Lender (and each Participant) agrees with the Borrower and the Facility Agent that it will (i) in the case of a Lender or a Participant organized under the laws of a jurisdiction other than the United States (a) provide to the Facility Agent and the Borrower an appropriately executed copy of Internal Revenue Service Form W-8ECI certifying that any payments made to or for the benefit of such Lender or such Participant are effectively connected with a trade or business in the United States (or alternatively, an Internal Revenue Service Form W-8BEN claiming the benefits of a tax treaty, but only if the applicable treaty described in such form provides for a complete exemption from U.S. federal income tax withholding), or any successor form, on or prior to the date hereof (or, in the case of any assignee Lender or Participant, on or prior to the date of the relevant assignment or participation), in each case attached to an Internal

Revenue Service Form W-8IMY, if appropriate, (b) notify the Facility Agent and the Borrower if the certifications made on any form provided pursuant to this paragraph are no longer accurate and true in all material respects and (c) without prejudice to its obligations under Section 4.13, provide such other tax forms or other documents as shall be prescribed by applicable law, if any, or as otherwise reasonably requested, to demonstrate, to the extent applicable, that payments to such Lender Party (or Participant) hereunder are exempt from withholding under FATCA, and (ii) in all cases, provide such forms, certificates or other documents, as and when reasonably requested by the Borrower, necessary to claim any applicable exemption from, or reduction of, Covered Taxes or any payments made to or for benefit of such Lender Party or such Participant, provided that the Lender Party or Participant is legally able to deliver such forms, certificates or other documents.  For any period with respect to which a Lender (or assignee Lender or Participant) has failed to provide the Borrower with the foregoing forms (other than if such failure is due to a change in law occurring after the date on which a form originally was required to be provided (which, in the case of an Assignee Lender, would be the date on which the original assignor was required to provide such form) or if such form otherwise is not required hereunder) such Lender (or assignee Lender or Participant) shall not be entitled to the benefits of this Section 4.6 with respect to Covered Taxes imposed by reason of such failure.

All fees and expenses payable pursuant to Section 11.3 shall be paid together with value added tax or any similar tax (if any) properly chargeable thereon.  Any value added tax chargeable in respect of any services supplied by a Lender or an Agent under this Agreement shall, on delivery of the value added tax invoice, be paid in addition to any sum agreed to be paid hereunder.

          SECTION 4.7. Reserve Costs.  Without in any way limiting the Borrower’s obligations under Section 4.3, if the Borrower elects the Floating Rate pursuant to Section 3.3.2, the Borrower shall, with effect from the Effective Time, pay to the Facility Agent for the account of each Lender on the last day of each Interest Period, so long as the relevant Lending Office of such Lender is required to maintain reserves against “Eurocurrency liabilities” under Regulation D of the F.R.S. Board, upon notice from such Lender, an additional amount equal to the product of the following for the Loan for each day during such Interest Period:

          (i) the principal amount of the Loan outstanding on such day; and

          (ii) the remainder of (x) a fraction the numerator of which is the rate (expressed as a decimal) at which interest accrues on the Loan for such Interest Period as provided in this Agreement (less, if applicable, the Floating Rate Margin) and the denominator of which is one minus any increase after the Signing Date in the effective rate (expressed as a decimal) at which such reserve requirements are imposed on such Lender minus (y) such numerator; and

          (iii) 1/360.

Such notice shall (i) describe in reasonable detail the reserve requirement that has been imposed, together with the approximate date of the effectiveness thereof, (ii) set forth the applicable reserve percentage, (iii) certify that such request is consistent with such Lender’s treatment of other borrowers that are subject to similar provisions and (iv) certify that, to the best of its knowledge, such requirements are of general application in the commercial banking industry in the United States.

Each Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and the terms of the COFACE Insurance Policy to avoid the requirement of maintaining such reserves (including by designating a different Lending Office) if such efforts would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

          SECTION 4.8. Payments, Computations, etc.

a)
Unless otherwise expressly provided, all payments by the Borrower pursuant to this Agreement or any other Loan Document shall be made by the Borrower to the Facility Agent for the pro rata account of the Lenders entitled to receive such payment.  All such payments required to be made to the Facility Agent shall be made, without set-off, deduction or counterclaim, not later than 11:00 a.m., New York time, on the date due, in same day or immediately available funds through the New York Clearing House Interbank Payments System (or such other funds as may be customary for the settlement of international banking transactions in Dollars), to such account as the Facility Agent shall specify from time to time by notice to the Borrower.  Funds received after that time shall be deemed to have been received by the Lenders on the next succeeding Business Day.

b)
Each Lender hereby instructs the Facility Agent, with respect to any portion of the Loan held by such Lender, to pay directly to such Lender interest thereon at the Fixed Rate or the Floating Rate (whichever is applicable), on the basis that, if interest on such portion of the Loan is then calculated at the Fixed Rate, such Lender will, where amounts are payable to Natixis by that Lender under the Interest Stabilisation Agreement, account directly to Natixis for any such amounts payable by that Lender under the Interest Stabilisation Agreement to which such Lender is a party.

c)
The Facility Agent shall promptly (but in any event on the same Business Day that the same are received or, as contemplated in clause (a) of this Section, deemed received) remit in same day funds to each Lender its share, if any, of such payments received by the Facility Agent for the account of such Lender without any set-off, deduction or counterclaim.  All interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days.  Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees, if any, in connection with such payment.

          SECTION 4.9. Replacement Lenders, etc.  If the Borrower shall be required to make any payment to any Lender pursuant to Section 4.2(c), 4.3, 4.4, 4.5, 4.6 or 4.7, the Borrower shall be entitled at any time (so long as no Default and no Prepayment Event shall have occurred and be continuing) within 180 days after receipt of notice from such Lender of such required payment to (a) terminate such Lenders Commitment (where upon the Percentage of each other Lender shall automatically be adjusted to an amount equal to such Lender’s ratable share of the remaining Commitments), (b) prepay the affected portion of such Lender’s Loan in full, together with accrued interest thereon through the date of such prepayment (provided that the Borrower shall not terminate any Lender’s Commitment pursuant to clause (a) or prepay any such Lender pursuant to this clause (b) without replacing such Lender pursuant to the following clause (c) until a 30-day period shall have elapsed during which the Borrower and the Facility Agent shall have attempted in good faith to replace such Lender), and/or (c) replace such Lender with another financial institution reasonably acceptable to the Facility Agent and (if the Fixed Rate applies) Natixis DAI, provided that (i) each such assignment shall be either an assignment of all of the rights and obligations of the assigning Lender under this Agreement or an assignment of a portion of such rights and obligations made concurrently with another such assignment or other such assignments that together cover all of the rights and obligations of the assigning Lender under this Agreement and (ii) no Lender shall be obligated to make any such assignment as a result of a demand by the Borrower pursuant to this Section unless and until such Lender shall have received one or more payments from either the Borrower or one or more Assignee Lenders in an aggregate amount at least equal to the aggregate outstanding principal amount of the Loans owing to such Lender, together with accrued interest thereon to the date of payment of such principal amount and all other amounts payable to such Lender under this Agreement.  Each Lender represents and warrants to the Borrower that, as of the Signing Date (or, with respect to any Lender not a party hereto on the Signing Date, on the date that such Lender becomes a party hereto), there is no existing treaty, law, regulation, regulatory requirement, interpretation, directive, guideline, decision or request pursuant to which such Lender would be entitled to request any payments under any of Sections 4.3, 4.4, 4.5, 4.6 and 4.7 to or for account of such Lender.

          SECTION 4.10. Sharing of Payments.

SECTION 4.10.1. Payments to Lenders. If a Lender (a "Recovering Lender") receives or recovers any amount from the Borrower other than in accordance with Section 4.8 (Payments, Computations, etc. ) (a "Recovered Amount") and applies that amount to a payment due under the Loan Documents then:

a)	the Recovering Lender shall, within three (3) Business Days, notify details of the receipt or recovery to the Facility Agent;

b)
the Facility Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Lender would have been paid had the receipt or recovery been received or made by the Facility Agent and distributed in accordance with the said Section 4.8, without taking account of any taxes which would be imposed on the Facility Agent in relation to the receipt, recovery or distribution; and

c)
the Recovering Lender shall, within three (3) Business Days of demand by the Facility Agent, pay to the Facility Agent an amount (the "Sharing Payment") equal to such receipt or recovery less any amount which the Facility Agent determines may be retained by the Recovering Lender as its share of any payment to be made, in accordance with any applicable provisions of this Agreement.

    SECTION 4.10.2. Redistribution of payments.  The Facility Agent shall treat the Sharing Payment as if it had been paid by the Borrower  and distribute it between the Lenders (other than the Recovering Lender) (the "Sharing Lenders") in accordance with the provisions of this Agreement towards the obligations of the Borrower to the Sharing Lenders.

    SECTION 4.10.3. Recovering Lender's rights.  On a distribution by the Facility Agent under Section 4.10.2 of a payment received by a Recovering Lender from the Borrower, as between the Borrower and the Recovering Lender, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by the Borrower.

    SECTION 4.10.4. Reversal of redistribution  If any part of the Sharing Payment received or recovered by a Recovering Lender becomes repayable and is repaid by that Recovering Lender, then:

a)
each Sharing Lender shall, upon request of the Facility Agent, pay to the Facility Agent for the account of that Recovering Lender an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Lender for its proportion of any interest on the Sharing Payment which that Recovering Lender is required to pay) (the "Redistributed Amount"); and

b)	as between the Borrower and each relevant Sharing Lender, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by the Borrower.

             SECTION 4.10.5. Exceptions.

a)	This Section 4.10 shall not apply to the extent that the Recovering Lender would not, after making any payment pursuant to this Section 4.10, have a valid and enforceable claim against the Borrower.

b)	A Recovering Lender is not obliged to share with any other Lender any amount which the Recovering Lender has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)	it notified the other Lender of the legal or arbitration proceedings; and

(ii)
the other Lender had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

          SECTION 4.11. Set-off.  Upon the occurrence and during the continuance of an Event of Default or a Prepayment Event, each Lender shall have, to the extent permitted by applicable law, the right to appropriate and apply to the payment of the Obligations then due and owing to it any and all balances, credits, deposits, accounts or moneys of the Borrower then or thereafter maintained with such Lender; provided that any such appropriation and application shall be subject to the provisions of Section 4.10.  Each Lender agrees promptly to notify the Borrower and the Facility Agent after any such set-off and application made by such

Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.  The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of set-off under applicable law or otherwise) which such Lender may have.

          SECTION 4.12. Use of Proceeds.  The Borrower shall apply the proceeds of the Loan made available to the Borrower in respect of the Additional Advances for the purpose of making payments of, or reimbursing the Borrower for payments already made for, the amounts referred to in clauses 5.2, 5.3 and/or 5.4 of the Novation Agreement and, without limiting the foregoing, no proceeds of the Loan will be used to acquire any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934 or any “margin stock”, as defined in F.R.S. Board Regulation U.

          SECTION 4.13. FATCA Information.

a)	Subject to paragraph c) below, each party (other than the Borrower) shall, within ten Business Days of a reasonable request by another party (other than the Borrower):

              (i) confirm to that other party whether it is:

(A)	a FATCA Exempt Party; or

(B)	not a FATCA Exempt Party;

              (ii) supply to that other party such forms, documentation and other information relating to its status under FATCA as that other party reasonably requests for the purposes of that other party's compliance with FATCA;

              (iii) supply to that other party such forms, documentation and other information relating to its status as that other party reasonably requests for the purposes of that other party's compliance with any other law, regulation, or exchange of information regime.

b)
If a party confirms to another party pursuant to paragraph (a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that party shall notify that other party reasonably promptly.

c)
Paragraph a) above shall not oblige any Lender or the Facility Agent to do anything, and paragraph a)(iii) above shall not oblige any other party to do anything, which would or might in its reasonable opinion constitute a breach of:

              (i) any law or regulation;

              (ii) any fiduciary duty; or

              (iii) any duty of confidentiality.

d)
If a party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraph (a)(i) or (ii) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such party shall be treated for the purposes of the Loan Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the party in question provides the requested confirmation, forms, documentation or other information.

e)
Each party may make a FATCA Deduction from a payment under this Agreement that it is required to be made by FATCA, and any payment required in connection with that FATCA Deduction, and no party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

          SECTION 4.14. Resignation of the Facility Agent.  The Facility Agent shall resign (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Facility Agent) if, either:

a)	the Facility Agent fails to respond to a request under Section 4.13 and a Lender reasonably believes that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party;

b)	the information supplied by the Facility Agent pursuant to Section 4.13 indicates that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party; or

c)	the Facility Agent notifies the Lenders that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party;

     and (in each case) a Lender reasonably believes that a party to this Agreement will be required to make a FATCA Deduction that would not be required if the Facility Agent were a FATCA Exempt Party, and that Lender, by notice to the Facility Agent, requires it to resign.

ARTICLE V

CONDITIONS TO BORROWING

          SECTION 5.1. Advance of the Loan.  The obligation of the Lenders to fund the relevant portion of the Loan to be made available on the Actual Delivery Date shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 5.1.  The Facility Agent shall advise the Lenders of the satisfaction of the conditions precedent set forth in this Section 5.1 prior to funding on the Actual Delivery Date.

             SECTION 5.1.1. Resolutions, etc.  The Facility Agent shall have received from the Borrower:

a)
a certificate of its Secretary or Assistant Secretary as to the incumbency and signatures of those of its officers authorized to act with respect to this Agreement and each other Loan Document and as to the truth and completeness of the attached:

(x)  resolutions of its Board of Directors then in full force and effect authorizing the execution, delivery and performance of this Agreement and each other Loan Document, and

(y)  Organic Documents of the Borrower,

and upon which certificate the Lenders may conclusively rely until the Facility Agent shall have received a further certificate of the Secretary or Assistant Secretary of the Borrower canceling or amending such prior certificate; and

b)	a Certificate of Good Standing issued by the relevant Liberian authorities in respect of the Borrower.

             SECTION 5.1.2. Opinions of Counsel.  The Facility Agent shall have received opinions, addressed to the Facility Agent and each Lender from:

a)	Watson, Farley & Williams LLP, counsel to the Borrower, as to Liberian Law, covering the matters set forth in Exhibit B-1 hereto;

b)	Norton Rose Fulbright LLP, counsel to the Facility Agent and the Lenders, covering the matters set forth in Exhibit B-2 and Exhibit B-3 hereto; and

c)	Clifford Chance US LLP, United States tax counsel to the Facility Agent for the benefit of the Lenders, covering the matters set forth in Exhibit B-4 hereto,

     each such opinion to be updated to take into account all relevant and applicable Loan Documents at the time of issue thereof.

             SECTION 5.1.3. Coface Insurance Policy.  The Facility Agent or the ECA Agent shall have received the Coface Insurance Policy duly issued and Coface shall not have, prior to the advance of the Loan, delivered to the Facility Agent or the ECA Agent any notice seeking the cancellation, suspension or termination of the Coface Insurance Policy or the suspension of the drawing of the Additional Advances under this Agreement.

             SECTION 5.1.4. Closing Fees, Expenses, etc.  The Facility Agent shall have received for its own account, or for the account of each Lender or Coface, as the case may be, all fees that the Borrower shall have agreed in writing to pay to the Facility Agent (whether for its own account or for the account of any of the Lenders) that are due and owing as of the date of such funding and all invoiced expenses of the Facility Agent (including the agreed fees and expenses of counsel to the Facility Agent and the Coface Premiums) required to be paid by the Borrower pursuant to Section 11.3 or that the Borrower has otherwise agreed in writing to pay to the Facility Agent, in each case on or prior to the date of such funding.

             SECTION 5.1.5. Compliance with Warranties, No Default, etc.  Both before and after giving effect to the funding of the Loan the following statements shall be true and correct:

a)
the representations and warranties set forth in Article VI (excluding, however, those set forth in Section 6.10) shall be true and correct in all material respects except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct, with the same effect as if then made; and

b)	no Default and no Prepayment Event and no event which (with notice or lapse of time or both) would become a Prepayment Event shall have then occurred and be continuing.

             SECTION 5.1.6. Loan Request.  The Facility Agent shall have received a Loan Request duly executed by the Borrower together with:

a)
certified as true (by the Builder) copies of the invoice and supporting documents received by the Builder from the Borrower pursuant to Appendix C of the Construction Contract in relation to the incurred Non-Yard Costs;

b)
a copy of the final commercial invoice from the Builder showing the amount of the Contract Price (including the Non-Yard Costs) and the portion thereof payable to the Builder on the Actual Delivery Date under the Construction Contract; and

c)
copies of the wire transfers for all payments by the Borrower to the Builder under the Construction Contract in respect of the Basic Contract Price to the extent not already provided as part of the drawdown conditions for drawdowns made by the Original Borrower.

             SECTION 5.1.7. Foreign Exchange Counterparty Confirmations.  The Facility Agent shall have received the documentation and other information referred to in clause 5.6 of the Novation Agreement.

             SECTION 5.1.8. Protocol of delivery.  The Facility Agent shall have a received a copy of the protocol of delivery and acceptance under the Building Contract duly signed by the Builder and the Borrower.

             SECTION 5.1.9. Title to Purchased Vessel.  The Facility Agent shall have received evidence that the Purchased Vessel is legally and beneficially owned by the Borrower or one of the Borrower’s wholly owned Subsidiaries, free of all recorded Liens, other than Liens permitted by Section 7.2.3 and, to the extent not yet discharged, the Mortgage (as defined in the Novation Agreement).

             SECTION 5.1.10. Interest Stabilisation.  If the Fixed Rate applies, the ECA Agent shall have received a duly executed fixed rate approval from Natixis DAI issued to the Lenders in respect of the CIRR applicable to the Loan and shall have been informed by the French Authorities of the conditions of the interest make-up mechanisms (stabilisation du taux

 d'intérêt) applicable to the Loan under the applicable Interest Stabilisation Agreement in respect of the Lenders, such conditions to specify, among other things, that the CIRR has been retained under the interest make-up mechanisms applicable to the Loan.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

To induce the Lenders and the Facility Agent to enter into this Agreement and to make the Loan hereunder, the Borrower represents and warrants to the Facility Agent and each Lender as set forth in this Article VI as of the Actual Delivery Date (except as otherwise stated).

          SECTION 6.1. Organization, etc.  The Borrower is a corporation validly organized and existing and in good standing under the laws of its jurisdiction of incorporation; the Borrower is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of its business requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect; and the Borrower has full power and authority, has taken all corporate action and holds all governmental and creditors’ licenses, permits, consents and other approvals necessary to enter into each Loan Document and to perform the Obligations.

          SECTION 6.2. Due Authorization, Non-Contravention, etc.  The execution, delivery and performance by the Borrower of this Agreement and each other Loan Document, are within the Borrower’s corporate powers, have been duly authorized by all necessary corporate action, and do not:

a)	contravene the Borrower’s Organic Documents;

b)	contravene any law or governmental regulation of any Applicable Jurisdiction except as would not reasonably be expected to result in a Material Adverse Effect;

c)	contravene any court decree or order binding on the Borrower or any of its property except as would not reasonably be expected to result in a Material Adverse Effect;

d)	contravene any contractual restriction binding on the Borrower or any of its property except as would not reasonably be expected to result in a Material Adverse Effect; or

e)	result in, or require the creation or imposition of, any Lien on any of the Borrower’s properties except as would not reasonably be expected to result in a Material Adverse Effect.

          SECTION 6.3. Government Approval, Regulation, etc.  No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by the Borrower of this Agreement or any other Loan Document (except for authorizations or approvals not required to be obtained on or prior to the Actual Delivery Date or that have been obtained or actions not required to be taken on or prior to the Actual Delivery Date or that have been taken).  The Borrower holds all governmental licenses, permits and other approvals required to conduct its business as conducted by it on the Actual Delivery Date, except to the extent the failure to hold any such licenses, permits or other approvals would not have a Material Adverse Effect.

          SECTION 6.4. Compliance with Environmental Laws.  The Borrower is in compliance with all applicable Environmental Laws, except to the extent that the failure to so comply would not have a Material Adverse Effect.

          SECTION 6.5. Validity, etc.  This Agreement constitutes the legal, valid and binding obligation of the Borrower enforceable in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles.

          SECTION 6.6. No Default, Event of Default or Prepayment Event.  No Default, Event of Default or Prepayment Event has occurred and is continuing.

          SECTION 6.7. Litigation.  There is no action, suit, litigation, investigation or proceeding pending or, to the knowledge of the Borrower, threatened against the Borrower, that (i) except as set forth in filings made by the Borrower with the SEC in the Borrower’s reasonable opinion might reasonably be expected to materially adversely affect the business, operations or financial condition of the Borrower and its Subsidiaries (taken as a whole) (collectively, “Material Litigation”) or (ii) purports to affect the legality, validity or enforceability of the Loan Documents or the consummation of the transactions contemplated hereby.

          SECTION 6.8. The Purchased Vessel.  Immediately following the delivery of the Purchased Vessel to the Borrower under the Construction Contract, the Purchased Vessel will be:

a)	legally and beneficially owned by the Borrower or one of the Borrower’s wholly owned Subsidiaries,

b)	registered in the name of the Borrower or one of the Borrower’s wholly owned Subsidiaries under the Bahamian or Maltese flag or such other flag as the parties may mutually agree,

c)	classed as required by Section 7.1.4(b),

d)	free of all recorded Liens, other than Liens permitted by Section 7.2.3,

e)	insured against loss or damage in compliance with Section 7.1.5, and

f)	exclusively operated by or chartered to the Borrower or one of the Borrower’s wholly owned Subsidiaries.

          SECTION 6.9. Obligations rank pari passu; Liens.

a)	The Obligations rank at least pari passu in right of payment and in all other respects with all other unsecured unsubordinated Indebtedness of the Borrower.

b)
As at the date of this Agreement, the provisions of this Agreement which permit or restrict the granting of Liens are no less favorable than the provisions permitting or restricting the granting of Liens in any other agreement entered into by the Borrower with any other person providing financing or credit to the Borrower.

          SECTION 6.10. Withholding, etc..  As of the Signing Date, no payment to be made by the Borrower under any Loan Document is subject to any withholding or like tax imposed by any Applicable Jurisdiction.

          SECTION 6.11. No Filing, etc. Required.  No filing, recording or registration and no payment of any stamp, registration or similar tax is necessary under the laws of any Applicable Jurisdiction to ensure the legality, validity, enforceability, priority or admissibility in evidence of this Agreement or the other Loan Documents (except for filings, recordings, registrations or payments not required to be made on or prior to the Actual Delivery Date or that have been made).

          SECTION 6.12. No Immunity.  The Borrower is subject to civil and commercial law with respect to the Obligations.  Neither the Borrower nor any of its properties or revenues is entitled to any right of immunity in any Applicable Jurisdiction from suit, court jurisdiction, judgment, attachment (whether before or after judgment), set-off or execution of a judgment or from any other legal process or remedy relating to the Obligations (to the extent such suit, court jurisdiction, judgment, attachment, set-off, execution, legal process or remedy would otherwise be permitted or exist).

          SECTION 6.13. Investment Company Act.  The Borrower is not required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

          SECTION 6.14. Regulation U.  The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of the Loan will be used for a purpose which violates, or would be inconsistent with, F.R.S. Board Regulation U.  Terms for which meanings are provided in F.R.S. Board Regulation U or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

          SECTION 6.15. Accuracy of Information.  The financial and other information (other than financial projections or other forward looking information) furnished to the Facility Agent and the Lenders in writing by or on behalf of the Borrower by its chief financial officer, treasurer or corporate controller in connection with the negotiation of this Agreement is, when taken as a whole, to the best knowledge and belief of the Borrower, true and correct and contains no misstatement of a fact of a material nature.  All financial projections, if any, that have been furnished to the Facility Agent and the Lenders in writing by or on behalf of the Borrower by its chief financial officer, treasurer or corporate controller in connection with this Agreement have been or will be prepared in good faith based upon assumptions believed by the Borrower to be reasonable at the time made (it being understood that such projections are subject to significant uncertainties and contingencies, many of which are beyond the Borrower’s control, and that no assurance can be given that the projections will be realized).  All financial and other information furnished to the Facility Agent and the Lenders in writing by or on behalf of the Borrower by its chief financial officer, treasurer or corporate controller after the date of this Agreement shall have been prepared by the Borrower in good faith.

          SECTION 6.16. Sanctions. The Borrower does not knowingly enter into, with any Person or body of Persons, transactions prohibited by any sanction imposed by the United Nations Security Council, the European Union, France and/or the United States.

ARTICLE VII

COVENANTS

          SECTION 7.1. Affirmative Covenants.  The Borrower agrees with the Facility Agent and each Lender that, from the Effective Date (or, where applicable, from such time as may be stated in any applicable provision below) until all Commitments have terminated and all Obligations have been paid in full, the Borrower will perform the obligations set forth in this Section 7.1.

             SECTION 7.1.1. Financial Information, Reports, Notices, etc.  The Borrower will furnish, or will cause to be furnished, to the Facility Agent (with sufficient copies for distribution to each Lender) the following financial statements, reports, notices and information:

a)
as soon as available and in any event within 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Borrower, a copy of the Borrower’s report on Form 10-Q (or any successor form) as filed by the Borrower with the SEC for such Fiscal Quarter, containing unaudited consolidated financial statements of the Borrower for such Fiscal Quarter (including a balance sheet and profit and loss statement) prepared in accordance with GAAP, subject to normal year-end audit adjustments;

b)
as soon as available and in any event within 120 days after the end of each Fiscal Year of the Borrower, a copy of the Borrower’s annual report on Form 10-K (or any successor form) as filed by the Borrower with the SEC for such Fiscal Year, containing audited consolidated financial statements of the Borrower for such Fiscal Year prepared in accordance with GAAP (including a balance sheet and profit and loss statement) and audited by PricewaterhouseCoopers LLP or another firm of independent public accountants of similar standing;

c)
together with each of the statements delivered pursuant to the foregoing clause (a) or (b), a certificate, executed by the chief financial officer, the treasurer or the corporate controller of the Borrower, showing, as of the last day of the relevant Fiscal Quarter or Fiscal Year compliance with the covenants set forth in Section 7.2.4 (in reasonable detail and with appropriate calculations and computations in all respects reasonably satisfactory to the Facility Agent);

d)
as soon as possible after the occurrence of a Default or Prepayment Event, a statement of the chief financial officer of the Borrower setting forth details of such Default or Prepayment Event (as the case may be) and the action which the Borrower has taken and proposes to take with respect thereto;

e)	as soon as the Borrower becomes aware thereof, notice of any Material Litigation except to the extent that such Material Litigation is disclosed by the Borrower in filings with the SEC;

f)
as soon as the Borrower becomes aware thereof, notice of any event which, in its reasonable opinion, would be expected to materially adversely affect the business, operations or financial condition of the Borrower and its Subsidiaries taken as a whole;

g)
promptly after the sending or filing thereof, copies of all reports which the Borrower sends to all holders of each security issued by the Borrower, and all registration statements which the Borrower or any of its Subsidiaries files with the SEC or any national securities exchange; and

h)
such other information respecting the condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries as any Lender through the Facility Agent may from time to time reasonably request (including an update to any information and projections previously provided to the Lenders where these have been prepared and are available);

provided that information required to be furnished to the Facility Agent under subsections (a), (b) and (g) of this Section 7.1.1 shall be deemed furnished to the Facility Agent when available free of charge on the Borrower’s website at http://www.rclinvestor.com or the SEC’s website at http://www.sec.gov.

             SECTION 7.1.2. Approvals and Other Consents. The Borrower will obtain (or cause to be obtained) all such governmental licenses, authorizations, consents, permits and approvals as may be required for (a) the Borrower to perform its obligations under this Agreement and the other Loan Documents and (b) the operation of the Purchased Vessel in compliance with all applicable laws, except, in each case, to the extent that failure to obtain (or cause to be obtained) such governmental licenses, authorizations, consents, permits and approvals would not be expected to have a Material Adverse Effect.

             SECTION 7.1.3. Compliance with Laws, etc.  The Borrower will, and will cause each of its Subsidiaries to, comply in all material respects with all applicable laws, rules, regulations and orders, except (other than as described in clauses (a) and (f) below) to the extent that the failure to so comply would not have a Material Adverse Effect, which compliance shall in any case include (but not be limited to):

a)	in the case of the Borrower, the maintenance and preservation of its corporate existence (subject to the provisions of Section 7.2.6);

b)	in the case of the Borrower, maintenance of its qualification as a foreign corporation in the State of Florida;

c)
the payment, before the same become delinquent, of all taxes, assessments and governmental charges imposed upon it or upon its property, except to the extent being diligently contested in good faith by appropriate proceedings;

d)	compliance with all applicable Environmental Laws;

e)	compliance with all laws, rules, regulations and orders relating to money laundering; and

f)
not knowingly enter into, with any Person or body of Persons, transactions prohibited by any sanction imposed by the United Nations Security Council, the European Union, France and/or the United States.

             SECTION 7.1.4. The Purchased Vessel. The Borrower will:

a)
cause the Purchased Vessel to be exclusively operated by or chartered to the Borrower or one of the Borrower’s wholly owned Subsidiaries, provided that the Borrower or such Subsidiary may charter out the Purchased Vessel (i) to entities other than the Borrower and the Borrower’s wholly owned Subsidiaries and (ii) on a time charter with a stated duration not in excess of one year;

b)	cause the Purchased Vessel to be kept in such condition as will entitle her to classification by a classification society of recognized standing;

c)	provide the following to the Facility Agent with respect to the Purchased Vessel:

                (i) evidence as to the ownership of the Purchased Vessel by the Borrower or one of the Borrower’s wholly owned Subsidiaries; and

                (ii) evidence of no recorded Liens on the Purchased Vessel, other than Liens permitted pursuant to Section 7.2.3;

d)	within seven days after the Actual Delivery Date, provide the following to the Facility Agent with respect to the Purchased Vessel:

                (i) evidence of the class of the Purchased Vessel; and

                (ii) evidence as to all required insurance being in effect with respect to the Purchased Vessel.

             SECTION 7.1.5. Insurance.  The Borrower will maintain or cause to be maintained with responsible insurance companies insurance with respect to the Purchased

Vessel against such casualties, third-party liabilities and contingencies and in such amounts, in each case, as is customary for other businesses of similar size in the passenger cruise line industry (provided that in no event will the Borrower or any Subsidiary be required to obtain any business interruption, loss of hire or delay in delivery insurance) and will, upon request of the Facility Agent, furnish to the Facility Agent (with sufficient copies for distribution to each Lender) at reasonable intervals a certificate of a senior officer of the Borrower setting forth the nature and extent of all insurance maintained by the Borrower and certifying as to compliance with this Section.

             SECTION 7.1.6. Books and Records.  The Borrower will keep books and records that accurately reflect all of its business affairs and transactions and permit the Facility Agent and each Lender or any of their respective representatives, at reasonable times and intervals, to visit each of its offices, to discuss its financial matters with its officers and to examine any of its books or other corporate records.

             SECTION 7.1.7. Coface Insurance Policy/French Authority Requirements.  The Borrower shall, on the reasonable request of the ECA Agent or the Facility Agent, provide such other information as required under the Coface Insurance Policy and/or the Interest Stabilisation Agreement as necessary to enable the ECA Agent or the Facility Agent to obtain the full support of the relevant French Authority pursuant to the Coface Insurance Policy and/or the Interest Stabilisation Agreement (as the case may be).  The Borrower must pay to the ECA Agent or the Facility Agent the amount of all reasonable costs and expenses reasonably incurred by the ECA Agent or the Facility Agent in connection with complying with a request by any French Authority for any additional information necessary or desirable in connection with the Coface Insurance Policy or the Interest Stabilisation Agreement (as the case may be); provided that the Borrower is consulted before the ECA Agent or Natixis incurs any such cost or expense.

          SECTION 7.2. Negative Covenants.  The Borrower agrees with the Facility Agent and each Lender that, from the Effective Date until all Commitments have terminated and all Obligations have been paid and performed in full, the Borrower will perform the obligations set forth in this Section 7.2.

             SECTION 7.2.1. Business Activities.  The Borrower will not, and will not permit any of its Subsidiaries to, engage in any principal business activity other than those engaged in by the Borrower and its Subsidiaries on the date hereof and other business activities reasonably related thereto.

             SECTION 7.2.2. Indebtedness.  The Borrower will not permit any of the Existing Principal Subsidiaries to create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Indebtedness, other than, without duplication, the following:

a)	Indebtedness secured by Liens of the type described in Section 7.2.3;

b)	Indebtedness owing to the Borrower or a wholly owned direct or indirect Subsidiary of the Borrower;

c)	Indebtedness incurred to finance, refinance or refund the cost (including the cost of construction) of assets acquired after the Effective Date;

d)
Indebtedness in an aggregate principal amount, together with (but without duplication of) Indebtedness permitted to be secured under Section 7.2.3(c), at any one time outstanding not exceeding the greater of (determined at the time of creation of such Lien or the incurrence by any Existing Principal Subsidiary of such Indebtedness, as applicable) (x) 3.5% of the total assets of the Borrower and its Subsidiaries taken as a whole as determined in accordance with GAAP as at the last day of the most recent ended Fiscal Quarter and (y) $450,000,000;

e)	Existing Debt; and

f)	obligations in respect of Hedging Instruments entered into for the purpose of managing interest rate, foreign currency exchange or commodity exposure risk and not for speculative purposes.

             SECTION 7.2.3. Liens.  The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its property, revenues or assets, whether now owned or hereafter acquired, except:

a)
Liens on the vessel “Brilliance of the Seas” existing as of the Effective Date and securing the Existing Debt (and any Lien on “Brilliance of the Seas” securing any refinancing of the Existing Debt, so long as such vessel was subject to a Lien securing the Indebtedness being refinanced immediately prior to such refinancing);

b)
Liens on assets (including, without limitation, shares of capital stock of corporations and assets owned by any corporation that becomes a Subsidiary of the Borrower after the Effective Date) acquired after the Effective Date (whether by purchase, construction or otherwise) by the Borrower or any of its Subsidiaries (other than (x) an Existing Principal Subsidiary or (y) any other Principal Subsidiary which, at any time, after three months after the acquisition of a Vessel, owns a Vessel free of any mortgage Lien), which Liens were created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including the cost of construction) of such assets, so long as (i) the acquisition of such assets is not otherwise prohibited by the terms of this Agreement and (ii) each such Lien is created within three months after the acquisition of the relevant assets;

c)
in addition to other Liens permitted under this Section 7.2.3, Liens securing Indebtedness in an aggregate principal amount, together with (but without duplication of) Indebtedness permitted under Section 7.2.2(d), at any one time outstanding not exceeding the greater of (determined at the time of creation of such Lien or the incurrence by any Existing Principal Subsidiary of such indebtedness, as applicable) (x) 3.5% of the total assets of the Borrower and its Subsidiaries taken as a whole as determined in accordance with GAAP as at the last day of the most recent ended Fiscal Quarter or (y) $450,000,000, provided that, with respect to each such item of Indebtedness, the fair market value of the assets subject to Liens securing such

Indebtedness (determined at the time of the creation of such Lien) shall not exceed two times the aggregate principal amount of such Indebtedness (and for purposes of this clause (c), the fair market value of any assets shall be determined by (i) in the case of any Vessel, by an Approved Appraiser selected by the Borrower and (ii) in the case of any other assets, by an officer of the Borrower or by the board of directors of the Borrower);

d)
Liens on assets acquired after the Effective Date by the Borrower or any of its Subsidiaries (other than by (x) any Subsidiary that is an Existing Principal Subsidiary or (y) any other Principal Subsidiary which, at any time, owns a Vessel free of any mortgage Lien) so long as (i) the acquisition of such assets is not otherwise prohibited by the terms of this Agreement and (ii) each of such Liens existed on such assets before the time of its acquisition and was not created by the Borrower or any of its Subsidiaries in anticipation thereof;

e)
Liens on any asset of any corporation that becomes a Subsidiary of the Borrower (other than a corporation that also becomes a Subsidiary of an Existing Principal Subsidiary) after the Effective Date so long as (i) the acquisition or creation of such corporation by the Borrower is not otherwise prohibited by the terms of this Agreement and (ii) such Liens are in existence at the time such corporation becomes a Subsidiary of the Borrower and were not created by the Borrower or any of its Subsidiaries in anticipation thereof;

f)	Liens securing Government-related Obligations;

g)
Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings;

h)
Liens of carriers, warehousemen, mechanics, material-men and landlords incurred in the ordinary course of business for sums not overdue or being diligently contested in good faith by appropriate proceedings;

i)	Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other forms of governmental insurance or benefits;

j)	Liens for current crew’s wages and salvage;

k)
Liens arising by operation of law as the result of the furnishing of necessaries for any Vessel so long as the same are discharged in the ordinary course of business or are being diligently contested in good faith by appropriate proceedings;

l)	Liens on Vessels that:

(i) secure obligations covered (or reasonably expected to be covered) by insurance;

(ii) were incurred in the course of or incidental to trading such Vessel in connection with repairs or other work to such Vessel; or

(iii) were incurred in connection with work to such Vessel that is required to be performed pursuant to applicable law, rule, regulation or order;

       provided that, in each case described in this clause (l), such Liens are either (x) discharged in the ordinary course of business or (y) being diligently contested in good faith by appropriate proceedings;

m)
normal and customary rights of set-off upon deposits of cash or other Liens originating solely by virtue of any statutory or common law provision relating to bankers’ liens, rights of set-off or similar rights in favor of banks or other depository institutions;

n)
Liens in respect of rights of set-off, recoupment and holdback in favor of credit card processors securing obligations in connection with credit card processing services incurred in the ordinary course of business; and

o)	Liens on cash or Cash Equivalents securing obligations in respect of Hedging Instruments permitted under Section 7.2.2(f) or securing letters of credit that support such obligations.

             SECTION 7.2.4. Financial Condition.  The Borrower will not permit:

a)	Net Debt to Capitalization Ratio, as at the end of any Fiscal Quarter, to be greater than 0.625 to 1.

b)	Fixed Charge Coverage Ratio to be less than 1.25 to 1 as at the last day of any Fiscal Quarter.

c)
Stockholders’ Equity to be less than, as at the last day of any Fiscal Quarter, the sum of (i) $4,150,000,000 plus (ii) 50% of the consolidated net income of the Borrower and its Subsidiaries for the period commencing on January 1, 2007 and ending on the last day of the Fiscal Quarter most recently ended (treated for these purposes as a single accounting period, but in any event excluding any Fiscal Quarters for which the Borrower and its Subsidiaries have a consolidated net loss).

             SECTION 7.2.5. Investments.  The Borrower will not permit any of the Principal Subsidiaries to make, incur, assume or suffer to exist any Investment in any other Person other than

a)	the Borrower or any direct or indirect wholly owned Subsidiary of the Borrower; and

b)	other Investments by the Principal Subsidiaries in an aggregate amount not to exceed $50,000,000 at any time outstanding.

             SECTION 7.2.6. Consolidation, Merger, etc.  The Borrower will not, and will not permit any of its Subsidiaries to, liquidate or dissolve, consolidate with, or merge into or with, any other corporation, or purchase or otherwise acquire all or substantially all of the assets of any Person except:

a)
any such Subsidiary may (i) liquidate or dissolve voluntarily into, and may merge with and into, the Borrower or any other Subsidiary, and the assets or stock of any Subsidiary may be purchased or otherwise acquired by the Borrower or any other Subsidiary or (ii) merge with and into another Person in connection with a sale or other disposition permitted by Section 7.2.7; and

b)
so long as no Event of Default has occurred and is continuing or would occur after giving effect thereto, the Borrower or any of its Subsidiaries may merge into any other Person, or any other Person may merge into the Borrower or any such Subsidiary, or the Borrower or any of its Subsidiaries may purchase or otherwise acquire all or substantially all of the assets of any Person, in each case so long as:

(i) after giving effect thereto, the Stockholders’ Equity of the Borrower and its Subsidiaries is at least equal to 90% of such Stockholders’ Equity immediately prior thereto; and

(ii) in the case of a merger involving the Borrower where the Borrower is not the surviving corporation, the surviving corporation shall have assumed in a writing, delivered to the Facility Agent, all of the Borrower’s obligations hereunder and under the other Loan Documents.

             SECTION 7.2.7. Asset Dispositions, etc.  The Borrower will not, and will not permit any of its Subsidiaries to, sell, transfer, contribute or otherwise convey, or grant options, warrants or other rights with respect to, any material asset (including accounts receivable and capital stock of Principal Subsidiaries) to any Person, except:

a)	sales of assets (including, without limitation, Vessels) so long as at the time of any such sale:

(i) the aggregate net book value of all such assets sold during each fiscal year does not exceed an amount equal to the greater of (x) 7.5% of Stockholders’ Equity as at the end of the last Fiscal Quarter, and (y) $400,000,000; and

(ii) to the extent any asset has a fair market value in excess of $50,000,000 the Borrower or Subsidiary selling such asset receives consideration therefor at least equal to the fair market value thereof (as determined in good faith by (x) in the case of any Vessel, the board of directors of the Borrower and (y) in the case of any other asset, an officer of the Borrower or its board of directors);

b)	sales of capital stock of any Principal Subsidiary of the Borrower so long as a sale of all of the assets of such Subsidiary would be permitted under the foregoing clause (a);

c)	sales of capital stock of any Subsidiary other than a Principal Subsidiary;

d)	sales of other assets in the ordinary course of business; and

e)	sales of assets between or among the Borrower and Subsidiaries of the Borrower.

             SECTION 7.2.8. Transactions with Affiliates  The Borrower will not, and will not permit any of the Principal Subsidiaries to, enter into, or cause, suffer or permit to exist any arrangement or contract with any of its Affiliates (other than arrangements or contracts among the Borrower and its Subsidiaries and among the Borrower’s Subsidiaries) unless such arrangement or contract is on an arms’-length basis, provided that, to the extent that the aggregate fair value of the goods furnished or to be furnished or the services performed or to be performed under all such contracts or arrangements in any one Fiscal Year does not exceed $50,000,000, such contracts or arrangements shall not be subject to this Section 7.2.8.

ARTICLE VIII

EVENTS OF DEFAULT

          SECTION 8.1. Listing of Events of Default.  Each of the following events or occurrences described in this Section 8.1 shall constitute an “Event of Default”.

             SECTION 8.1.1. Non-Payment of Obligations.  The Borrower shall default in the payment when due of any principal of or interest on the Loan or any Commitment Fee, or the Borrower shall default in the payment of any fee due and payable under the Fee Letter, provided that, in the case of any default in the payment of any interest on the Loan or of any Commitment Fee, such default shall continue unremedied for a period of at least two (2) Business Days after notice thereof shall have been given to the Borrower by the Facility Agent; and provided further that, in the case of any default in the payment of any fee due and payable under the Fee Letter, such default shall continue unremedied for a period of at least ten days after notice thereof shall have been given to the Borrower by the Facility Agent.

             SECTION 8.1.2. Breach of Warranty.  Any representation or warranty of the Borrower made or deemed to be made hereunder (including any certificates delivered pursuant to Article V) is or shall be incorrect in any material respect when made.

             SECTION 8.1.3. Non-Performance of Certain Covenants and Obligations.  The Borrower shall default in the due performance and observance of any other agreement contained herein or in any other Loan Document (other than the covenants set forth in Section 7.2.4 and the obligations referred to in Section 8.1.1) and such default shall continue unremedied for a period of five days after notice thereof shall have been given to the Borrower by the Facility Agent or any Lender (or, if (a) such default is capable of being remedied within 30 days (commencing on the first day following such five-day period) and (b) the Borrower is actively seeking to remedy the same during such period, such default shall continue unremedied for at least 35 days after such notice to the Borrower).

             SECTION 8.1.4. Default on Other Indebtedness.  The Borrower or any of its Principal Subsidiaries shall fail to pay any Indebtedness  that is outstanding in a principal amount of at least $50,000,000 (or the equivalent in other currencies) in the aggregate (but excluding Indebtedness hereunder) when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; or any other event shall occur or condition shall exist under any agreement or instrument evidencing, securing or relating to any such Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to cause or permit the holder or holders of such Indebtedness to cause such Indebtedness to become due and payable prior to its scheduled maturity; or any such Indebtedness shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption or by voluntary agreement), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Indebtedness is required to be made, in each case prior to the scheduled maturity thereof.  For purposes of determining Indebtedness for any Hedging Instrument, the principal amount of the obligations under any such instrument at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or any Principal Subsidiary would be required to pay if such instrument were terminated at such time.

             SECTION 8.1.5. Bankruptcy, Insolvency, etc.  The Borrower or any of the Principal Subsidiaries (or any of its other Subsidiaries to the extent that the relevant event described below would have a Material Adverse Effect) shall:

a)	generally fail to pay, or admit in writing its inability to pay, its debts as they become due;

b)
apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for it or any of its property, or make a general assignment for the benefit of creditors;

c)
in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for it or for a substantial part of its property, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 30 days, provided that in the case of such an event in respect of the Borrower, the Borrower hereby expressly authorizes the Facility Agent and each Lender to appear in any court conducting any relevant proceeding during such 30-day period to preserve, protect and defend their respective rights under the Loan Documents;

d)
permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Borrower or any of such Subsidiaries, and, if any such case or proceeding is not commenced by the Borrower or such Subsidiary, such case or proceeding shall be consented to or acquiesced in by the Borrower or such Subsidiary or shall result in the entry of an order for relief or shall remain for 30 days undismissed, provided that the Borrower hereby expressly authorizes the Facility Agent and each Lender to appear in any court conducting any such case or proceeding during such 30-day period to preserve, protect and defend their respective rights under the Loan Documents; or

e)	take any corporate action authorizing, or in furtherance of, any of the foregoing.

          SECTION 8.2. Action if Bankruptcy.  If any Event of Default described in clauses (b) through (d) of Section 8.1.5 shall occur with respect to the Borrower, the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of the Loan and all other Obligations shall automatically be and become immediately due and payable, without notice or demand.

          SECTION 8.3. Action if Other Event of Default.  If any Event of Default (other than any Event of Default described in clauses (b) through (d) of Section 8.1.5 with respect to the Borrower) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Facility Agent, upon the direction of the Required Lenders (after consultation with Coface who shall have the right to instruct the Lenders to waive such Event of Default), shall by notice to the Borrower declare all of the outstanding principal amount of the Loan and other Obligations to be due and payable and/or the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of the Loan and other Obligations shall be and become immediately due and payable, without further notice, demand or presentment, and/or, as the case may be, the Commitments shall terminate.

ARTICLE IX

PREPAYMENT EVENTS

          SECTION 9.1. Listing of Prepayment Events.  Each of the following events or occurrences described in this Section 9.1 shall constitute a “Prepayment Event”.

             SECTION 9.1.1. Change in Ownership.  Any Person other than a member of the Existing Group (a “New Shareholder”) shall acquire (whether through legal or beneficial ownership of capital stock, by contract or otherwise), directly or indirectly, effective control over more than 33% of the Voting Stock and:

a)
the members of the Existing Group have (whether through legal or beneficial ownership of capital stock, by contract or otherwise) in the aggregate, directly or indirectly, effective control over fewer shares of Voting Stock than does such New Shareholder; and

b)
the members of the Existing Group do not collectively have (whether through legal or beneficial ownership of capital stock, by contract or otherwise) the right to elect, or to designate for election, at least a majority of the Board of Directors of the Borrower.

             SECTION 9.1.2. Change in Board.  During any period of 24 consecutive months, a majority of the Board of Directors of the Borrower shall no longer be composed of individuals:

a)	who were members of said Board on the first day of such period;

b)	whose election or nomination to said Board was approved by a vote of at least two-thirds of the members of said Board who were members of said Board on the first day of such period; or

c)	whose election or nomination to said Board was approved by a vote of at least two-thirds of the members of said Board referred to in the foregoing clauses (a) and (b).

             SECTION 9.1.3. Unenforceability.  Any Loan Document shall cease to be the legally valid, binding and enforceable obligation of the Borrower (in each case, other than with respect to provisions of any Loan Document (i) identified as unenforceable in the form of the opinion of the Borrower’s counsel set forth as Exhibit B-1 or (ii) that a court of competent jurisdiction has determined are not material) and such event shall continue unremedied for 15 days after notice thereof has been given to the Borrower by the Facility Agent.

             SECTION 9.1.4. Approvals.  Any material license, consent, authorization, registration or approval at any time necessary to enable the Borrower or any Principal Subsidiary to conduct its business shall be revoked, withdrawn or otherwise cease to be in full force and effect, unless the same would not have a Material Adverse Effect.

             SECTION 9.1.5. Non-Performance of Certain Covenants and Obligations.  The Borrower shall default in the due performance and observance of any of the covenants set forth in Sections 4.12 or 7.2.4.

             SECTION 9.1.6. Judgments.  Any judgment or order for the payment of money in excess of $50,000,000 shall be rendered against the Borrower or any of the Principal Subsidiaries by a court of competent jurisdiction and the Borrower or such Principal Subsidiary shall have failed to satisfy such judgment and either:

a)
enforcement proceedings in respect of any material assets of the Borrower or such Principal Subsidiary shall have been commenced by any creditor upon such judgment or order and shall not have been stayed or enjoined within five (5) Business Days after the commencement of such enforcement proceedings; or

b)	there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

             SECTION 9.1.7. Condemnation, etc.  The Purchased Vessel shall be condemned or otherwise taken under color of law or requisitioned and the same shall continue unremedied for at least 20 days, unless such condemnation or other taking would not have a Material Adverse Effect.

             SECTION 9.1.8. Arrest.  The Purchased Vessel shall be arrested and the same shall continue unremedied for at least 20 days, unless such arrest would not have a Material Adverse Effect.

             SECTION 9.1.9. Sale/Disposal of the Purchased Vessel.  The Purchased Vessel is sold to a company which is not the Borrower or any other Subsidiary of the

Borrower (other than for the purpose of a lease back to the Borrower or any other Subsidiary of the Borrower).

             SECTION 9.1.10. Coface Insurance Policy.  The Coface Insurance Policy is cancelled for any reason or ceases to be in full force and effect.

             SECTION 9.1.11. Illegality. It becomes unlawful in any jurisdiction for any Lender to perform any of its obligations under the Loan Documents or to maintain or fund its portion of the Loan and the Facility Agent, the Borrower and the affected Lender have discussed in good faith (but without obligation) what steps may be open to the relevant Lender to mitigate or remove such circumstances but are unable to agree such steps within 20 Business Days. At the end of such period the Facility Agent (at the direction of the affected Lender) shall by notice to the Borrower require the Borrower to prepay in full all principal and interest and all other Obligations owing to such Lender either (i) forthwith or, as the case may be, (ii) on a future specified date not being earlier than the latest date permitted by the relevant law.

          SECTION 9.2. Mandatory Prepayment.  If any Prepayment Event (other than a prepayment Event under Section 9.1.11) shall occur and be continuing, the Facility Agent, upon the direction of the Required Lenders, shall by notice to the Borrower require the Borrower to prepay in full on the date of such notice all principal of and interest on the Loan and all other Obligations (and, in such event, the Borrower agrees to so pay the full unpaid amount of the Loan and all accrued and unpaid interest thereon and all other Obligations).

          SECTION 9.3. Mitigation. If the ECA Agent, the Facility Agent or any of the Lenders become aware that an event or circumstance has arisen which will cause the Coface Insurance Policy to be cancelled for any reason or no longer remain in full force and effect they shall notify the Borrower and the Lenders, the Borrower, the ECA Agent and the Facility Agent shall negotiate in good faith for a period of up to 30 days or, if less, the date by which the Coface Insurance Policy shall be terminated or cease to be in full force and effect to determine whether the facility can be restructured and/or the Loan refinanced in a manner acceptable to each of the Lenders in their absolute discretion.  The Lenders will use reasonable efforts to involve Coface in such negotiations.

ARTICLE X

THE FACILITY AGENT AND THE ECA AGENT

          SECTION 10.1. Actions.  Each Lender hereby appoints Citibank International Limited, as Facility Agent and Citibank as ECA Agent, as its agent under and for purposes of this Agreement and each other Loan Document (for purposes of this Article X, the Facility Agent and the ECA Agent are referred to collectively as the “Agents”).  Each Lender authorizes the Agents to act on behalf of such Lender under this Agreement and each other Loan Document and, in the absence of other written instructions from the Required Lenders received from time to time by the Agents (with respect to which each Agent agrees that it will comply, except as otherwise provided in this Section 10.1 or as otherwise advised by counsel or as otherwise instructed by any French Authority, it being understood and agreed that any instructions provided by a French Authority shall prevail), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Agents by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto.  Neither Agent shall be obliged to act on the instructions of any Lender or the Required Lenders if to do so would, in the opinion of such Agent, be contrary to any provision of this Agreement or any other Loan Document or the Coface Insurance Policy or to any law or the conflicting instructions of any French Authority, or would expose such Agent to any actual or potential liability to any third party.  As between the Lenders and the Agents, it is acknowledged that each Agent’s duties under this Agreement and the other Loan Documents are solely mechanical and administrative in nature.

          SECTION 10.2. Indemnity.  Each Lender hereby indemnifies (which indemnity shall survive any termination of this Agreement) each Agent, pro rata according to such Lender’s Percentage, from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and disbursements of counsel) that be incurred by or asserted or awarded against, such Agent in any way relating to or arising out of this Agreement and any other Loan Document or any action taken or omitted by such Agent under this Agreement or any other Loan Document; provided that no Lender shall be liable for the payment of any portion of such claims, damages, losses, liabilities and expenses which have resulted from such Agent’s gross negligence or willful misconduct.  Without limitation of the foregoing, each Lender agrees to reimburse each Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees) incurred by such Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that such Agent is not reimbursed for such expenses by the Borrower.  In the case of any investigation, litigation or proceeding giving rise to any such indemnified costs, this Section applies whether any such investigation, litigation or proceeding is brought by any Agent, any Lender or a third party.  Neither Agent shall be required to take any action hereunder or under any other Loan Document, or to prosecute or defend any suit in respect of this Agreement or any other Loan Document, unless it is expressly required to do so under this Agreement or is indemnified hereunder to its satisfaction.  If any indemnity in favor of an Agent shall be or become, in such Agent’s determination, inadequate, such Agent may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given.

          SECTION 10.3. Funding Reliance, etc.  Each Lender shall notify the Facility Agent by 4:00 p.m., London time, one day prior to the advance of the Loan if it is not able to fund the following day.  Unless the Facility Agent shall have been notified by telephone, confirmed in writing, by any Lender by 4:00 p.m., London time, on the day prior to the advance of the Loan that such Lender will not make available the amount which would constitute its Percentage of the Loan on the date specified therefor, the Facility Agent may assume that such Lender has made such amount available to the Facility Agent and, in reliance upon such assumption, may, but shall not be obliged to, make available to the Borrower a corresponding amount.  If and to the extent that such Lender shall not have made such amount available to the Facility Agent, such Lender and the Borrower severally agree to repay the Facility Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date the Facility Agent made such amount available to the Borrower to the date such amount is repaid to the Facility Agent, at the interest rate applicable at the time to the Loan without premium or penalty.

          SECTION 10.4. Exculpation.  Neither of the Agents nor any of their respective directors, officers, employees or agents shall be liable to any Lender for any action taken or omitted to be taken by it under this Agreement or any other Loan Document, or in connection herewith or therewith, except for its own willful misconduct or gross negligence.  Without limitation of the generality of the foregoing, each Agent (i) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it and in accordance with the advice of such counsel, accountants or experts, (ii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement, (iii) shall not have any duty to ascertain or to inquire as to the performance, observance or satisfaction of any of the terms, covenants or conditions of this Agreement on the part of the Borrower or the existence at any time of any Default or Prepayment Event or to inspect the property (including the books and records) of the Borrower, (iv) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto, (v) shall incur no liability under or in respect of this Agreement by action upon any notice, consent, certificate or other instrument or writing (which may be by telecopier) believed by it to be genuine and signed or sent by the proper party or parties, and (vi) shall have no responsibility to the Borrower or any Lender on account of (A) the failure of a Lender or the Borrower to perform any of its obligations under this Agreement or any Loan Document; (B) the financial condition of the Borrower; (C) the completeness or accuracy of any statements, representations or warranties made in or pursuant to this Agreement or any Loan Document, or in or pursuant to any document delivered pursuant to or in connection with this Agreement or any Loan Document; or (D) the negotiation, execution, effectiveness, genuineness, validity, enforceability, admissibility in evidence or sufficiency of this Agreement or any Loan Document or of any document executed or delivered pursuant to or in connection with any Loan Document.

          SECTION 10.5. Successor.  The Facility Agent may resign as such at any time upon at least 30 days’ prior notice to the Borrower and all Lenders and shall resign where required to do in accordance with Section 4.14, provided that any such resignation shall not become effective until a successor Facility Agent has been appointed as provided in this Section 10.5 and such successor Facility Agent has accepted such appointment.  If the Facility Agent at any time shall resign, the Required Lenders shall, subject to the immediately preceding proviso and subject to the consent of the Borrower (such consent not to be unreasonably withheld), appoint another Lender as a successor to the Facility Agent which shall thereupon become such Facility Agent’s successor hereunder (provided that the Required Lenders shall, subject to the consent of the Borrower unless an Event or Default or a Prepayment Event shall have occurred and be continuing (such consent not to be unreasonably withheld or delayed) offer to each of the other Lenders in turn, in the order of their respective Percentages of the Loan, the right to become successor Facility Agent).  If no successor Facility Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the Facility Agent’s giving notice of resignation, then the Facility Agent may, on behalf of the Lenders, appoint a successor Facility Agent, which shall be one of the Lenders or a commercial banking institution having a combined capital and surplus of at least $1,000,000,000 (or the equivalent in other currencies), subject, in each case, to the consent of the Borrower (such consent not to be unreasonably withheld).  Upon the acceptance of any appointment as Facility Agent hereunder by a successor Facility Agent, such successor Facility Agent shall be entitled to receive from the resigning Facility Agent such documents of transfer and assignment as such successor Facility Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the resigning Facility Agent, and the resigning Facility Agent shall be discharged from its duties and obligations under this Agreement.  After any resigning Facility Agent’s resignation hereunder as the Facility Agent, the provisions of:

a)	this Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Facility Agent under this Agreement; and

b)	Section 11.3 and Section 11.4 shall continue to inure to its benefit.

If a Lender acting as the Facility Agent assigns its Loan to one of its Affiliates, such Facility Agent may, subject to the consent of the Borrower (such consent not to be unreasonably withheld or delayed) assign its rights and obligations as Facility Agent to such Affiliate.

          SECTION 10.6. Loans by the Facility Agent.  The Facility Agent shall have the same rights and powers with respect to the Loan made by it or any of its Affiliates.  The Facility Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Affiliate of the Borrower as if the Facility Agent were not the Facility Agent hereunder and without any duty to account therefor to the Lenders.  The Facility Agent shall have no duty to disclose information obtained or received by it or any of its Affiliates relating to the Borrower or its Subsidiaries to the extent such information was obtained or received in any capacity other than as the Facility Agent.

          SECTION 10.7. Credit Decisions.  Each Lender acknowledges that it has, independently of each Agent and each other Lender, and based on such Lender’s review of the financial information of the Borrower, this Agreement, the other Loan Documents (the terms and provisions of which being satisfactory to such Lender) and such other documents, information and investigations as such Lender has deemed appropriate, made its own credit decision to extend its Commitment.  Each Lender also acknowledges that it will, independently of each Agent and each other Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any other Loan Document.

          SECTION 10.8. Copies, etc.  Each Agent shall give prompt notice to each Lender of each notice or request required or permitted to be given to such Agent by the Borrower pursuant to the terms of this Agreement (unless concurrently delivered to the Lenders by the Borrower).  Each Agent will distribute to each Lender each document or instrument received for its account and copies of all other communications received by such Agent from the Borrower for distribution to the Lenders by such Agent in accordance with the terms of this Agreement.

          SECTION 10.9. The Agents’ Rights.  Each Agent may (i) assume that all representations or warranties made or deemed repeated by the Borrower in or pursuant to this Agreement or any Loan Document are true and complete, unless, in its capacity as the Facility Agent, it has acquired actual knowledge to the contrary, (ii) assume that no Default has occurred unless, in its capacity as an Agent, it has acquired actual knowledge to the contrary, (iii) rely on any document or notice believed by it to be genuine, (iv) rely as to legal or other professional matters on opinions and statements of any legal or other professional advisers selected or approved by it, (v) rely as to any factual matters which might reasonably be expected to be within the knowledge of the Borrower on a certificate signed by or on behalf of the Borrower and (vi) refrain from exercising any right, power, discretion or remedy unless and until instructed to exercise that right, power, discretion or remedy and as to the manner of its exercise by the Lenders (or, where applicable, by the Required Lenders) and unless and until such Agent has received from the Lenders any payment which such Agent may require on account of, or any security which such Agent may require for, any costs, claims, expenses (including legal and other professional fees) and liabilities which it considers it may incur or sustain in complying with those instructions.

          SECTION 10.10. The Facility Agent’s Duties.  The Facility Agent shall (i) if requested in writing to do so by a Lender, make enquiry and advise the Lenders as to the performance or observance of any of the provisions of this Agreement or any Loan Document by the Borrower or as to the existence of an Event of Default and (ii) inform the Lenders promptly of any Event of Default of which the Facility Agent has actual knowledge.

The Facility Agent shall not be deemed to have actual knowledge of the falsehood or incompleteness of any representation or warranty made or deemed repeated by the Borrower or actual knowledge of the occurrence of any Default unless a Lender or the Borrower shall have given written notice thereof to the Facility Agent in its capacity as the Facility Agent.  Any information acquired by the Facility Agent other than specifically in its capacity as the Facility Agent shall not be deemed to be information acquired by the Facility Agent in its capacity as the Facility Agent.

The Facility Agent may, without any liability to account to the Lenders, generally engage in any kind of banking or trust business with the Borrower or with the Borrower’s subsidiaries or associated companies or with a Lender as if it were not the Facility Agent.

          SECTION 10.11. Employment of Agents.  In performing its duties and exercising its rights, powers, discretions and remedies under or pursuant to this Agreement or the Loan Documents, each Agent shall be entitled to employ and pay agents to do anything which such Agent is empowered to do under or pursuant to this Agreement or the Loan Documents (including the receipt of money and documents and the payment of money); provided that, unless otherwise provided herein, including without limitation Section 11.3, the employment of such agents shall be for such Agent’s account, and to act or refrain from taking action in reliance on the opinion of, or advice or information obtained from, any lawyer, banker, broker, accountant, valuer or any other person believed by such Agent in good faith to be competent to give such opinion, advice or information.

          SECTION 10.12. Distribution of Payments.  The Facility Agent shall pay promptly to the order of each Lender that Lender’s Percentage Share of every sum of money received by the Facility Agent pursuant to this Agreement or the Loan Documents (with the exception of any amounts payable pursuant to the Fee Letter and any amounts which, by the terms of this Agreement or the Loan Documents, are paid to the Facility Agent for the account of the Facility Agent alone or specifically for the account of one or more Lenders) and until so paid such amount shall be held by the Facility Agent on trust absolutely for that Lender.

          SECTION 10.13. Reimbursement.  The Facility Agent shall have no liability to pay any sum to a Lender until it has itself received payment of that sum.  If, however, the Facility Agent does pay any sum to a Lender on account of any amount prospectively due to that Lender pursuant to Section 10.12 before it has itself received payment of that amount, and the Facility Agent does not in fact receive payment within two (2) Business Days after the date on which that payment was required to be made by the terms of this Agreement or the Loan Documents, that Lender will, on demand by the Facility Agent, refund to the Facility Agent an amount equal to the amount received by it, together with an amount sufficient to reimburse the Facility Agent for any amount which the Facility Agent may certify that it has been required to pay by way of interest on money borrowed to fund the amount in question during the period beginning on the date on which that amount was required to be paid by the terms of this Agreement or the Loan Documents and ending on the date on which the Facility Agent receives reimbursement.

          SECTION 10.14. Instructions.  Where an Agent is authorized or directed to act or refrain from acting in accordance with the instructions of the Lenders or of the Required Lenders each of the Lenders shall provide such Agent with instructions within three (3) Business Days of such Agent’s request (which request may be made orally or in writing).  If a Lender does not provide such Agent with instructions within that period, that Lender shall be bound by the decision of such Agent.  Nothing in this Section 10.14 shall limit the right of such Agent to take, or refrain from taking, any action without obtaining the instructions of the Lenders or the Required Lenders if such Agent in its discretion considers it necessary or appropriate to take, or refrain from taking, such action in order to preserve the rights of the Lenders under or in connection with this Agreement or the Loan Documents.  In that event, such Agent will notify the Lenders of the action taken by it as soon as reasonably practicable, and the Lenders agree to ratify any action taken by the Facility Agent pursuant to this Section 10.14.

          SECTION 10.15. Payments.  All amounts payable to a Lender under this Section 10.15 shall be paid to such account at such bank as that Lender may from time to time direct in writing to the Facility Agent.

          SECTION 10.16. “Know your customer” Checks.  Each Lender shall promptly upon the request of the Facility Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Facility Agent (for itself) in order for the Facility Agent to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in this Agreement or the Loan Documents.

          SECTION 10.17. No Fiduciary Relationship.  Except as provided in Section 10.12, no Agent shall have any fiduciary relationship with or be deemed to be a trustee of or for any other person and nothing contained in this Agreement or any Loan Document shall constitute a partnership between any two or more Lenders or between either Agent and any other person.

          SECTION 10.18. Illegality. The Agent shall refrain from doing anything which it reasonably believes would be contrary to any law of any jurisdiction (including but not limited to England and Wales, the United States of America or any jurisdiction forming part of it) or any regulation or directive of any agency of such state or jurisdiction or which would or might render it liable to any person and may without liability do anything which is, in its opinion, necessary to comply with any such law, directive or regulation.

ARTICLE XI

MISCELLANEOUS PROVISIONS

          SECTION 11.1.   Waivers, Amendments, etc.  The provisions of this Agreement and of each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrower and the Required Lenders; provided that no such amendment, modification or waiver which would:

a)
contravene or be in breach of the terms of the COFACE Insurance Policy or the arrangements with Natixis DAI relating to the CIRR (if the Fixed Rate applies) shall be effective unless consented to by, as applicable, COFACE and/or Natixis DAI;

b)	modify any requirement hereunder that any particular action be taken by all the Lenders or by the Required Lenders shall be effective unless consented to by each Lender;

c)	modify this Section 11.1 or change the definition of “Required Lenders” shall be made without the consent of each Lender;

d)	increase the Commitment of any Lender shall be made without the consent of such Lender;

e)	reduce any fees described in Article III payable to any Lender shall be made without the consent of such Lender;

f)	extend the Commitment Termination Date of any Lender shall be made without the consent of such Lender;

g)
extend the due date for, or reduce the amount of, any scheduled repayment or prepayment of principal of or interest on the Loan (or reduce the principal amount of or rate of interest on the Loan) owed to any Lender shall be made without the consent of such Lender; or

h)	affect adversely the interests, rights or obligations of the Facility Agent in its capacity as such shall be made without consent of the Facility Agent.

No failure or delay on the part of the Facility Agent or any Lender in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right.  No notice to or demand on the Borrower in any case shall entitle it to any notice or demand in similar or other circumstances.  No waiver or approval by any the Facility Agent or any Lender under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions.  No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.  The Lenders hereby agree, at any time and from time to time that the Nordea Agreement or the Citibank Agreement is amended or refinanced, to negotiate in good faith to amend this Agreement to conform any representations, warranties, covenants or events of default in this Agreement to the amendments made to any substantively comparable provisions in the Nordea Agreement or the Citibank Agreement or any refinancing thereof.

Neither the Borrower’s rights nor its obligations under the Loan Documents shall be changed, directly or indirectly, as a result of any amendment, supplement, modification, variance or novation of the Coface Insurance Policy, except any amendments, supplements, modifications, variances or novations, as the case may be, which occur (i) with the Borrower’s consent, (ii) at the Borrower’s request or (iii) in order to conform to amendments, supplements, modifications, variances or novations effected in respect of the Loan Documents in accordance with their terms.

          SECTION 11.2. Notices.

a)
All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing, by facsimile or by electronic mail and addressed, delivered or transmitted to such party at its address, facsimile number or electronic mail address set forth below its signature hereto or set forth in the Lender Assignment Agreement or at such other address, or facsimile number as may be designated by such party in a notice to the other parties.  Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted provided it is received in legible form; any notice, if transmitted by electronic mail, shall be deemed given upon acknowledgment of receipt by the recipient.

b)
So long as Citibank International Limited is the Facility Agent, the Borrower may provide to the Facility Agent all information, documents and other materials that it furnishes to the Facility Agent hereunder or any other Loan Document (and any guaranties, security agreements and other agreements relating thereto), including, without limitation, all notices, requests, financial statements, financial and other reports, certificates and other materials, but excluding any such communication that (i) relates to a request for a new, or a conversion of an existing advance or other extension of credit (including any election of an interest rate or interest period relating thereto), (ii) relates to the payment of any principal or other amount due hereunder or any other Loan Document prior to the scheduled date therefor, (iii) provides notice of any Default or Event of Default or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of the Agreement and/or any advance or other extension of credit hereunder (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium in a format acceptable to the Facility Agent to such email address notified by the Facility Agent to the Borrower; provided that any Communication requested pursuant to Section 7.1.1(h) shall be in a format acceptable to the Borrower and the Facility Agent.

c)
The Borrower agrees that the Facility Agent may make such items included in the Communications as the Borrower may specifically agree available to the Lenders by posting such notices, at the option of the Borrower, on Intralinks or any similar such platform (the “Platform”) acceptable to the Borrower.  Although the primary web portal is secured with a dual firewall and a User ID/Password Authorization System and the Platform is secured through a single user per deal authorization method whereby each user may access the Platform only on a deal-by-deal basis, the Borrower acknowledges that (i) the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution, (ii) the Platform is provided “as is” and “as available” and (iii) neither the Facility Agent nor any of its Affiliates warrants the accuracy, adequacy or completeness of the Communications or the Platform and each expressly disclaims liability for errors or omissions in the Communications or the Platform.  No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by the Facility Agent or any of its Affiliates in connection with the Platform.

d)
The Facility Agent agrees that the receipt of Communications by the Facility Agent at its e-mail address set forth above shall constitute effective delivery of such Communications to the Facility Agent for purposes hereunder and any other Loan Document (and any guaranties, security agreements and other agreements relating thereto).

          SECTION 11.3. Payment of Costs and Expenses.  The Borrower agrees to pay on demand all reasonable expenses of the Facility Agent (including the reasonable fees and out-of-pocket expenses of counsel to the Facility Agent and of local counsel, if any, who may be retained by counsel to the Facility Agent) in connection with any amendments, waivers, consents, supplements or other modifications to, this Agreement or any other Loan Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby are consummated.  The Borrower further agrees to pay, and to save the Facility Agent and the Lenders harmless from all liability for, any stamp, recording, documentary or other similar taxes arising from the execution, delivery or enforcement of this Agreement or the borrowing hereunder or any other Loan Documents.  The Borrower also agrees to reimburse the Facility Agent and each Lender upon demand for all reasonable out-of-pocket expenses (including reasonable attorneys’ fees and legal expenses) incurred by the Facility Agent or such

Lender in connection with (x) the negotiation of any restructuring or “work-out”, whether or not consummated, of any Obligations and (y) the enforcement of any Obligations.

          SECTION 11.4. Indemnification.  In consideration of the execution and delivery of this Agreement by each Lender and the extension of the Commitments, the Borrower hereby indemnifies and holds harmless the Facility Agent, each Lender and each of their respective Affiliates and their respective officers, advisors, directors and employees (collectively, the “Indemnified Parties”) from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and disbursements of counsel), joint or several, that may be incurred by or asserted or awarded against any Indemnified Party (including, without limitation, in connection with any investigation, litigation or proceeding or the preparation of a defense in connection therewith), in each case arising out of or in connection with or by reason of this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby or any actual or proposed use of the proceeds of the Loans (collectively, the “Indemnified Liabilities”), except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted primarily from such Indemnified Party’s gross negligence or willful misconduct or the material breach by such Indemnified Party of its obligations under this Agreement, any other Loan Document, the Coface Insurance Policy or Interest Stabilisation Agreement  and which breach is not attributable to the Borrower’s own breach of the terms of this Agreement or any other Loan Document or is a claim, damage, loss, liability or expense which would have been compensated under other provisions of the Loan Documents but for any exclusions applicable thereunder.

In the case of an investigation, litigation or other proceeding to which the indemnity in this paragraph applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrower, any of its directors, security holders or creditors, an Indemnified Party or any other person or an Indemnified Party is otherwise a party thereto.  Each Indemnified Party shall (a) furnish the Borrower with prompt notice of any action, suit or other claim covered by this Section 11.4, (b) not agree to any settlement or compromise of any such action, suit or claim without the Borrower’s prior consent, (c) shall cooperate fully in the Borrower’s defense of any such action, suit or other claim (provided that the Borrower shall reimburse such indemnified party for its reasonable out-of-pocket expenses incurred pursuant hereto) and (d) at the Borrower’s request, permit the Borrower to assume control of the defense of any such claim, other than regulatory, supervisory or similar investigations, provided that (i) the Borrower acknowledges in writing its obligations to indemnify the Indemnified Party in accordance with the terms herein in connection with such claims, (ii) the Borrower shall keep the Indemnified Party fully informed with respect to the conduct of the defense of such claim, (iii) the Borrower  shall consult in good faith with  the Indemnified Party (from time to time and before taking any material decision) about the conduct of the defense of such claim, (iv) the Borrower shall conduct the defense of such claim properly and diligently taking into account its own interests and those of the Indemnified Party, (v) the Borrower shall employ counsel reasonably acceptable to the Indemnified Party and at the Borrower’s expense, and (vi) the Borrower shall not enter into a settlement with respect to such claim unless either (A) such settlement involves only the payment of a monetary sum, does not include any performance by or an admission of liability or responsibility on the part of the Indemnified Party, and contains a provision unconditionally releasing the Indemnified Party and each other indemnified party from, and holding all such persons harmless, against, all liability in respect of claims by any releasing party or (B) the Indemnified Party provides written consent to such settlement (such consent not to be unreasonably withheld or delayed).  Notwithstanding the Borrower’s election to assume the defense of such action, the Indemnified Party shall have the right to employ separate counsel and to participate in the defense of such action and the Borrower shall bear the fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the Borrower to represent the Indemnified Party would present such counsel with an actual or potential conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the Borrower and the Indemnified Party and the Indemnified Party shall have concluded that there may be legal defenses available to it which are different from or additional to those available to the Borrower and determined that it is necessary to employ separate counsel in order to pursue such defenses (in which case the Borrower shall not have the right to assume the defense of such action on the Indemnified Party’s behalf), (iii) the Borrower  shall not have employed counsel reasonably acceptable to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of the institution of such action, or (iv) the Borrower authorizes the Indemnified Party to employ separate counsel at the Borrower’s expense.  The Borrower acknowledges that none of the Indemnified Parties shall have any liability (whether direct or indirect, in contract, tort or otherwise) to the Borrower or any of its security holders or creditors for or in connection with the transactions contemplated hereby, except to the extent such liability is determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted primarily from such Indemnified Party’s gross negligence or willful misconduct.  In no event, however, shall any Indemnified Party be liable on any theory of liability for any special, indirect, consequential or punitive damages (including, without limitation, any loss of profits, business or anticipated savings).  If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

          SECTION 11.5. Survival.  The obligations of the Borrower under Sections 4.3, 4.4, 4.5, 4.6, 4.7, 11.3 and 11.4 and the obligations of the Lenders under Section 10.1, shall in each case survive any termination of this Agreement and the payment in full of all Obligations.  The representations and warranties made by the Borrower in this Agreement and in each other Loan Document shall survive the execution and delivery of this Agreement and each such other Loan Document.

          SECTION 11.6. Severability.  Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

          SECTION 11.7. Headings.  The various headings of this Agreement and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.

          SECTION 11.8. Execution in Counterparts, Effectiveness, etc.   This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.  This Agreement, as a novated and amended Agreement, shall become effective upon the occurrence of the Novation Effective Time under, and as defined in, the Novation Agreement.

          SECTION 11.9.  Third Party Rights.   Notwithstanding the provisions of the Contracts (Rights of Third Parties) Act 1999, no term of this Agreement is enforceable by a person who is not a party to it with the exception of Coface and Natixis.

          SECTION 11.10. Successors and Assigns.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided that:

a)
except to the extent permitted under Section 7.2.6, the Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of the Facility Agent, each Lender and Coface; and

b)	the rights of sale, assignment and transfer of the Lenders are subject to Section 11.11.

          SECTION 11.11. Sale and Transfer of the Loan; Participations in the Loan.  Each Lender may assign its Percentage or portion of the Loan to one or more other Persons (a “New Lender”), or sell participations in its Percentage or portion of the Loan to one or more other Persons; provided that, in the case of assignments where the Fixed Rate applies, such New Lender enters into an Interest Stabilisation Agreement.

             SECTION 11.11.1. Assignments

  (i) Any Lender with the written consents of the Borrower and the Facility Agent (which consents shall not be unreasonably delayed or withheld and which consent, in the case of the Borrower, shall be deemed to have been given in the absence of a written notice delivered by the Borrower to the Facility Agent, on or before the fifth Business Day after receipt by the Borrower of such Lender’s request for consent, stating, in reasonable detail, the reasons why the Borrower proposes to withhold such consent) may at any time (and from time to time) assign or transfer to one or more commercial banks or other financial institutions all or any fraction of such Lender’s portion of the Loan.

(ii) Any Lender, with notice to the Borrower and the Facility Agent, and, notwithstanding the foregoing clauses (i) and (ii), without the consent of the Borrower, or the Facility Agent may assign or transfer (A) to any of its Affiliates or (B) following the occurrence and during the continuance of an Event of Default or a Prepayment Event, to any other Person, in either case, all or any fraction of such Lender’s portion of the Loan.

(iii) Any Lender may (notwithstanding the foregoing clauses, and without notice to, or consent from, the Borrower or the Facility Agent) assign or charge all or any fraction of its portion of the Loan to any federal reserve or central bank as collateral security in connection with the extension of credit or support by such federal reserve or central bank to such Lender.

(iv) No Lender may (notwithstanding the foregoing clauses) assign or transfer any of its rights under this Agreement unless it has given prior written notification of the transfer to Coface and (if the Loan is accruing interest at the Fixed Rate) Natixis DAI and has obtained a prior written consent from Coface and (where relevant) Natixis DAI and any Assignee Lender (other than Coface) is, if the Fixed Rate applies, eligible to benefit from the CIRR stabilisation. Any assignment or transfer shall comply with the terms of the Coface Insurance Policy.

(v) Nothing in this Section 11.11.1 shall prejudice the right of the Lender to assign its rights under this Agreement to Coface, if such assignment is required to be made by that Lender to Coface in accordance with the Coface Insurance Policy.

Each Person described in the foregoing clauses as being the Person to whom such assignment or transfer is to be made, is hereinafter referred to as an “Assignee Lender”.  Assignments in a minimum aggregate amount of $25,000,000 (or, if less, all of such Lender’s portion of the Loan and Commitment) (which assignment or transfer shall be of a constant, and not a varying, percentage of such Lender’s portion of the Loan) are permitted; provided that the Borrower and the Facility Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned or transferred to an Assignee Lender until:

a)
written notice of such assignment or transfer, together with payment instructions, addresses and related information with respect to such Assignee Lender, shall have been given to the Borrower and the Facility Agent by such Lender and such Assignee Lender;

b)
such Assignee Lender shall have executed and delivered to the Borrower and the Facility Agent a Lender Assignment Agreement, accepted by the Facility Agent and, if the applicable portion of the Loan is a Fixed Rate Loan, any other agreements required by the Facility Agent or Natixis in connection therewith; and

c)	the processing fees described below shall have been paid.

From and after the date that the Facility Agent accepts such Lender Assignment Agreement, (x) the Assignee Lender thereunder shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned or transferred to such Assignee Lender in connection with such Lender Assignment Agreement, shall have the rights and obligations of a Lender hereunder and under the other Loan Documents, and (y) the assignor Lender, to the extent that rights and obligations hereunder have been assigned or transferred by it, shall be released from its obligations hereunder and under the other Loan Documents, other than any obligations arising prior to the effective date of such assignment.  Except to the extent resulting from a subsequent change in law, in no event shall the Borrower be required to pay to any Assignee Lender any amount under Sections 4.2(c), 4.3, 4.4, 4.5, 4.6 and 4.7 that is greater than the amount which it would have been required to pay had no such assignment been made.  Such assignor Lender or such Assignee Lender must also pay a processing fee to the Facility Agent upon delivery of any Lender Assignment Agreement in the amount of $5,000 (and shall also reimburse the Facility Agent and Natixis for any reasonable out-of-pocket costs, including reasonable attorneys’ fees and expenses, incurred in connection with the assignment).

             SECTION 11.11.2. Participations.  Any Lender may at any time sell to one or more commercial banks or other financial institutions (each of such commercial banks and other financial institutions being herein called a “Participant”) participating interests in its Loan; provided that:

a)	no participation contemplated in this Section 11.11.2 shall relieve such Lender from its obligations hereunder;

b)	such Lender shall remain solely responsible for the performance of its obligations hereunder;

c)
the Borrower and the Facility Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and each of the other Loan Documents;

d)
no Participant, unless such Participant is an Affiliate of such Lender, shall be entitled to require such Lender to take or refrain from taking any action hereunder or under any other Loan Document, except that such Lender may agree with any Participant that such Lender will not, without such Participant’s consent, take any actions of the type described in clauses (b) through (f) of Section 11.1;

e)
the Borrower shall not be required to pay any amount under Sections 4.2(c), 4.3, 4.4, 4.5, 4.6 and 4.7 that is greater than the amount which it would have been required to pay had no participating interest been sold; and

f)
each Lender that sells a participation under this Section 11.11.2 shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts of (and stated interest on) each of the Participant’s interest in that Lender’s portion of the Loan, Commitments or other interests hereunder (the “Participant Register”).  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender may treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes hereunder.

The Borrower acknowledges and agrees that each Participant, for purposes of Sections 4.2(c), 4.3, 4.4, 4.5, 4.6 and clause (e) of 7.1.1, shall be considered a Lender.

             SECTION 11.11.3.  Register.  The Facility Agent shall maintain at its address referred to in Section 11.2 a copy of each Lender Assignment Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment(s) of, and principal amount of the Loan owing to, each Lender from time to time (the “Register”).  The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Facility Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement.  The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          SECTION 11.12. Other Transactions.  Nothing contained herein shall preclude the Facility Agent or any Lender from engaging in any transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Affiliates in which the Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

             SECTION 11.13. Coface Insurance Policy.

             SECTION 11.13.1. Terms of Coface Insurance Policy

a)	The Coface Insurance Policy will cover 100% of the Loan.

b)	The Coface Premium will equal 2.35% of the aggregate principal amount of the Loan as at the Actual Delivery Date.

c)
If, after the Actual Delivery Date, the Borrower prepays all or part of the Loan in accordance with this Agreement, Coface shall reimburse to the ECA Agent for the account of the Borrower an amount equal to 80% of all or a corresponding proportion of the unexpired portion of the Coface Premium, having regard to the amount of the prepayment and the remaining term of the Loan, such amount to be calculated in accordance with the following formula:

R = P x (1 – (1 / (1+2.35%)) x (N / (12 * 365)) x 80%

where:

“R” means the amount of the refund;

“P” means the amount of the prepayment;

“N” means the number of days between the effective prepayment date and Final Maturity; and

P x (1 – (1 / (1+2.35%)) corresponds to the share of the financed COFACE Premium corresponding to P.

             SECTION 11.13.2. Obligations of the Borrower. Provided that the Coface Insurance Policy complies with Section 11.13.1 and remains in full force and effect, the Borrower shall pay the balance of the Coface Premium calculated in accordance with Section 11.3.1(b) and still owing to Coface on the Actual Delivery Date to Coface on the Actual Delivery Date by directing the Agent in the Loan Request to pay the Additional Advance in respect of the Coface Premium directly to Coface.

             SECTION 11.13.3. Obligations of the ECA Agent and the Lenders.

a)	Promptly upon receipt of the Coface Insurance Policy from Coface, the ECA Agent shall (subject to any confidentiality undertakings given to Coface by the ECA Agent pursuant to the terms of the Coface Insurance Policy) send a copy thereof to the Borrower.

b)
The ECA Agent shall perform such acts or provide such information, which are, acting reasonably, within its power so to perform or so to provide, as required by Coface under the Coface Insurance Policy as necessary to ensure that the Lenders obtain the support of Coface pursuant to the Coface Insurance Policy.

c)
Each Lender will co-operate with the ECA Agent, the Facility Agent and each other Lender, and take such action and/or refrain from taking such action as may be reasonably necessary, to ensure that the Coface Insurance Policy and each Interest Stabilisation Agreement continues in full force and effect and shall indemnify and hold harmless each other Lender in the event that the Coface Insurance Policy or such Interest Stabilisation Agreement (as the case may be) does not continue in full force and effect due to its gross negligence or willful default or due to a voluntary change in status which results in it no longer being eligible for CIRR interest stabilisation.

d)	The ECA Agent shall:

(i)         make written requests to Coface seeking a reimbursement of the Coface Premium in the circumstances described in Section 11.13.1(c) promptly after the relevant cancellation or prepayment and (subject to any confidentiality undertakings given to Coface by the ECA Agent pursuant to the terms of the Coface Insurance Policy) provide a copy of the request to the Borrower;

(ii)         use its reasonable endeavours to maximize the amount of any reimbursement of the Coface Premium to which the ECA Agent is entitled;

(iii)         pay to the Borrower the full amount of any reimbursement of the Coface Premium that the ECA Agent receives from Coface within two (2) Business Days of receipt with same day value; and

(iv)         relay the good faith concerns of the Borrower to Coface regarding the amount of any reimbursement to which the ECA Agent is entitled, it being agreed that the ECA Agent’s obligation shall be no greater than simply to pass on to Coface the Borrower’s concerns.

          SECTION 11.14. Law and Jurisdiction

             SECTION 11.14.1. Governing Law.  This Agreement and any non-contractual obligations arising out of or in respect of this Agreement shall in all respects be governed by and interpreted in accordance with English Law.

             SECTION 11.14.2. Jurisdiction.  For the exclusive benefit of the Facility Agent and the Lenders, the parties to this Agreement irrevocably agree that the courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with this Agreement and that any proceedings may be brought in those courts.  The Borrower irrevocably waives any objection which it may now or in the future have to the laying of the venue of any proceedings in any court referred to in this Section, and any claim that those proceedings have been brought in an inconvenient or inappropriate forum.

             SECTION 11.14.3. Alternative Jurisdiction.  Nothing contained in this Section shall limit the right of the Facility Agent or the Lenders to commence any proceedings against the Borrower in any other court of competent jurisdiction nor shall the commencement of any proceedings against the Borrower in one or more jurisdictions preclude the commencement of any proceedings in any other jurisdiction, whether concurrently or not.

             SECTION 11.14.4. Service of Process.  Without prejudice to the right of the Facility Agent or the Lenders to use any other method of service permitted by law, the Borrower irrevocably agrees that any writ, notice, judgment or other legal process shall be sufficiently served on it if addressed to it and left at or sent by post to RCL Cruises Ltd., presently at Building 3, The Heights – Brooklands, Weybridge, Surrey, KT13  ONY, Attention: General Counsel, and in that event shall be conclusively deemed to have been served at the time of leaving or, if posted, at 9:00 am on the third Business Day after posting by prepaid first class registered post.

             SECTION 11.15. Confidentiality.  Each of the Facility Agent and the Lenders agrees to maintain and to cause its Affiliates to maintain the confidentiality of all information provided to it by the Borrower or any Subsidiary of the Borrower, or by the Facility Agent on the Borrower’s or such Subsidiary’s behalf, under this Agreement, and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement or in connection with other business now or hereafter existing or contemplated with the Borrower or any Subsidiary, except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by it or its Affiliates or their respective directors, officers, employees and agents, or (ii) was or becomes available on a non-confidential basis from a source other than the Borrower or any of its Subsidiaries so long as such source is not, to its knowledge, prohibited from disclosing such information by a legal, contractual or fiduciary obligation to the Borrower or any of its Affiliates; provided, however, that it may disclose such information (A) at the request or pursuant to any requirement of any self-regulatory body, governmental body, agency or official to which the Facility Agent, any Lender or any of their respective Affiliates is subject or in connection with an examination of the Facility Agent, such Lender or any of their respective Affiliates by any such authority or body, including without limitation the Republic of France and any French Authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable requirement of law; (D) to the extent reasonably required in connection with any litigation or proceeding to which the Facility Agent, any Lender or their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder; (F) to the Facility Agent or such Lender’s independent auditors, counsel, and any other professional advisors of the Facility Agent or such Lender who are advised of the confidentiality of such information; (G) to any participant or assignee, provided that such Person agrees to keep such information confidential to the same extent required of the Facility Agent and the Lenders hereunder; (H) as to the Facility Agent, any Lender or their respective Affiliates, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Borrower or any Subsidiary is party with the Facility Agent, such Lender or such Affiliate; (I) to its Affiliates and its Affiliates’ directors, officers, employees, professional advisors and agents, provided that each such Affiliate, director, officer, employee, professional advisor or agent shall keep such information confidential to the same extent required of the Facility Agent and the Lenders hereunder; (J) to any other party to the Agreement and (K) to the French Authorities and any Person to whom information is required to be disclosed by the French Authorities.  Each of the Facility Agent and the Lenders shall be responsible for any breach of this Section 11.15 by any of its Affiliates or any of its or its Affiliates’ directors, officers, employees, professional advisors and agents.

          SECTION 11.16. French Authority Requirements. The Borrower acknowledges that:

a)
the Republic of France and any French Authority or any authorised representatives specified by these bodies shall be authorised at any time to inspect and make or demand copies of the records, accounts, documents and other deeds of any or all of the Lenders relating to this Agreement;

b)	in the course of its activity as the Facility Agent, the Facility Agent may:

(i)	provide the Republic of France and any French Authority with information concerning the transactions to be handled by it under this Agreement; and

(ii)
disclose information concerning the subsidized transaction contemplated by this Agreement in the context of internationally agreed consultation/notification proceedings and statutory specifications, including information received from the Lenders relating to this Agreement.

          SECTION 11.17. Waiver of immunity.  To the extent that the Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its assets, the Borrower hereby irrevocably waives such immunity in respect of its obligations under this Agreement and the other Loan Documents.

IN WITNESS WHEREOF, the parties hereto have caused this Hull No. B34 Credit Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

ROYAL CARIBBEAN CRUISES LTD.

By _________________________
Name:
Title:

Address:                1050 Caribbean Way
        Miami, Florida 33132
Facsimile No.:    (305) 539-6400
Email:                       agibson@rccl.com
  bstein@rccl.com
Attention:            Vice President, Treasurer
                    With a copy to:    General Counsel

CITIBANK N.A., LONDON BRANCH as ECA Agent and a Lender
Commitment 10% of the Maximum Loan Amount	By__________________________ Name: Title:

Citigroup Centre Canada Square London E14 5LB United Kingdom

	Attention:	Konstantinos Frangos Francois Turpault Kara Catt Romina Coates
	Fax No:	+44 20 7986 4881
	Tel No:	+44 20 7986 3035 / +44 20 7508 0344 +44 20 7986 4824 +44 20 7986 5017

E-mail: konstantinos.frangos@citi.com francois.turpault@citi.com kara.catt@citi.com romina.coates@citi.com

BANCO SANTANDER, S.A. as Lender
Commitment
12.5% of the Maximum Loan Amount	By__________________________ Name: Title:

Ciudad Financiera Avenida de Cantabria s/n Edificio Encinar 2a planta 28600 Boadilla del Monte Spain

	Attention:	Guillermo Hombravella Matias Herkommer

	Fax No.:	+34 91 257 1682
	Tel No:	+34 912891088 / +34 912891127

E-mail: ghombravella@gruposantander.com mherkommer@gruposantander.com

THE BANK OF TOKYO-MITSUBISHI UJF, LTD. as Lender
Commitment
8% of the Maximum Loan Amount	By__________________________ Name: Title:

Immeuble Le Centorial 6-18 rue du Quatre Septembre 75002 Paris France

	Tel No:	+44207 577 5803 / 5804
	Email:	Eca.finance@uk.mufg.jp

with a copy to:

ECA Finance Ropemaker Place 25 Ropemaker Street London EC2Y 9AN Great Britain

	Fax No:	+44 207 577 1559
	Tel No:	+44 207 577 5803 / 5804

	Email:	Eca.finance@uk.mufg.jp

HSBC FRANCE as Lender
Commitment
30% of the Maximum Loan Amount	By__________________________ Name: Title:

HSBC France – Global Banking Agency Operations (GBAO) Transaction Manager Unit 103 avenue des Champs Elysées 75008 Paris France

	Attention:	Fatma Bao Elie Eh El Hayek

	Fax No:	+ 33 1 40 70 28 80
	Tel No:	+ 33 1 40 70 79 15 / + 33 1 57 57 01 58

E-mail: fatma.bao@hsbc.fr elie.eh.el.hayek@hsbc.fr

Copy to:

HSBC France 103 avenue des Champs Elysées 75008 Paris France

	Attention:	Julie Bellais Gilles Pinot de Villechenon

	Fax No:	+ 33 1 40 70 78 93
	Tel No:	+ 33 1 40 70 28 59 / + 33 1 40 70 35 07

E-mail: julie.bellais@hsbc.fr gilles.pinot.de.villechenon@hsbc.fr

SKANDINAVISKA ENSKILDA BANKEN AB (PUBL) as Lender
Commitment
8% of the Maximum Loan Amount	By__________________________ Name: Title:

Facility Office: Kungsträdgårdsgatan 8 106 40 Stockholm Sweden Address for Notices: 2 Cannon Street London EC4M 6XX United Kingdom

	Attention:	Scott Lewallen

Fax No: +44 20 7236 5144 Tel No: +44 20 7246 4062

E-mail: scott.lewallen@seb.co.uk With a copy to: 2 Cannon Street London EC4M 6XX United Kingdom

	Attention:	Malcolm Stonehouse

	Fax No:	+44 20 7236 5144
	Tel No:	+44 20 7246 4310

E-mail: malcolm.stonehouse@seb.co.uk

SOCIÉTÉ GÉNÉRALE as Lender
Commitment
15% of the Maximum Loan Amount	By__________________________ Name: Title:

Facility Office: 29 Boulevard Haussmann 75009 Paris France Address for Notices: 189, rue d’Aubervilliers 75886 PARIS CEDEX 18 France OPER/FIN/SMO/EXT

	Attention:	Thuy-Quynh Truong Sebastien Leocadie

	Fax No:	+33 1 46 92 45 98
	Tel No:	+33 1 57 29 02 35 / +33 1 58 98 29 85

Email: thuy-quynh.truong@sgcib.com sebastien.leocadie@sgcib.com

SUMITOMO MITSUI BANKING CORPORATION EUROPE LIMITED as Lender
Commitment
16.5% of the Maximum Loan Amount	By__________________________ Name: Title:

20 rue de la Ville l’Evêque 75008 Paris France

	Attention:	Touf-itri Akdime Guillaume Branco Cam Truong Claire Lucien

	Fax No:	+33 1 44 71 40 50
Tel No:
	Touf-itri Akdime:	+33 1 44 71 40 78
	Guillaume Branco	+ 33 1 44 71 40 86
	Cam Truong:	+ 33 1 44 71 40 85
	Claire Lucien:	+ 33 1 44 71 40 85

E-mail : touf-itri_akdime@fr.smbcgroup.com guillaume_branco@fr.smbcgroup.com cam_truong@fr.smbcgroup.com claire_lucien@fr.smbcgroup.com

CITIBANK INTERNATIONAL LIMITED as Facility Agent

By__________________________ Name: Title:

5th Floor Citigroup Centre Mail drop CGC2 05-65 25 Canada Square Canary Wharf London E14 5LB U.K.

Fax no.:	+44 20 7492 3980
Attention:	EMEA Loans Agency

EXECUTION PAGE – NOVATION AGREEMENT
Existing Borrower

SIGNED by Daniel C. Vijselaar	)
for and on behalf of	)
FROSAITOMI FINANCE LTD.	)
	)	/s/ Daniel C. Vijselaar
	)	Attorney-in-Fact

New Borrower

SIGNED by Martin Watson	)
for and on behalf of	)
ROYAL CARIBBEAN CRUISES LTD.
	)	/s/ Martin Watson
	)	Attorney-in -Fact

Facility Agent

SIGNED by Simon Hartley	)
for and on behalf of	)
CITIBANK INTERNATIONAL LIMITED	)	/s/ Simon Hartley
	)	Attorney in-fact

Security Trustee

SIGNED by Simon Hartley	)
for and on behalf of	)
CITICORP TRUSTEE COMPANY LIMITED	)	/s/ Simon Hartley
	)	Attorney in-fact

The ECA Agent

SIGNED by Alex Taylor	)
for and on behalf of	)
CITIBANK N.A., LONDON BRANCH	)	/s/ Alex Taylor
	)	Authorized Signatory

The Original Lenders

SIGNED by Simon Hartley	)
for and on behalf of	)
BANCO SANTANDER, S.A.	)	/s/ Simon Hartley
	)	Attorney in-fact

SIGNED by Simon Hartley	)
for and on behalf of	)
THE BANK OF TOKYO-MITSUBISHI UJF, LTD.	)	/s/ Simon Hartley
	)	Attorney in-fact

SIGNED by Alex Taylor	)
for and on behalf of	)
CITIBANK N.A., LONDON BRANCH	)	/s/ Alex Taylor
	)	Authorized Signatory

23

SIGNED by Simon Hartley	)
for and on behalf of	)
HSBC FRANCE	)	/s/ Simon Hartley
	)	Attorney in-fact

SIGNED by Simon Hartley	)
for and on behalf of	)
SKANDINAVISKA ENSKILDA BANKEN AB (PUBL))		/s/ Simon Hartley
	)	Attorney in-fact

SIGNED by Agne Deschenes Voirin	)
for and on behalf of	)
SOCIÉTÉ GÉNÉRALE	)	/s/ Agnes Deschenes Voirin
	)	Attorney in-fact

SIGNED by Simon Hartley	)
for and on behalf of	)
SUMITOMO MITSUI BANKING CORPORATION EUROPE	)
LIMITED	)	/s/ Simon Hartley
	)	Attorney in-fact
The Mandated Lead Arrangers

SIGNED by Simon Hartley	)
for and on behalf of	)
BANCO SANTANDER, S.A.	)	/s/ Simon Hartley
	)	Attorney in-fact

SIGNED by Alex Taylor	)
for and on behalf of	)
CITIBANK N.A., LONDON BRANCH	)	/s/ Alex Taylor
	)	Authorized Signatory

SIGNED by Simon Hartley	)
for and on behalf of	)
HSBC FRANCE	)	/s/ Simon Hartley
	)	Attorney in-fact

SIGNED by Agne Deschenes Voirin	)
for and on behalf of	)
SOCIÉTÉ GÉNÉRALE	)	/s/ Agnes Deschenes Voirin
	)	Attorney in-fact

SIGNED by Simon Hartley	)
for and on behalf of	)
SUMITOMO MITSUI BANKING CORPORATION EUROPE	)
LIMITED	)	/s/ Simon Hartley
	)	Attorney in-fact

SIGNED by Simon Hartley	)
for and on behalf of	)
THE BANK OF TOKYO-MITSUBISHI UJF, LTD.	)	/s/ Simon Hartley
	)	Attorney in-fact

SIGNED by Simon Hartley	)
for and on behalf of	)
SKANDINAVISKA ENSKILDA BANKEN AB (PUBL))		/s/ Simon Hartley
	)	Attorney in-fact
24